 Oppenheimer Tremont Market Neutral Fund, LLC July 29, 2002 STATEMENT OF ADDITIONAL INFORMATION 498 Seventh Avenue New York, NY 10018 (212) 323-0200 toll-free (800) 858-9826 This Statement of Additional Information ("SAI") is not a prospectus. This SAI relates to and should be read in conjunction with the prospectus of Oppenheimer Tremont Market Neutral Fund, LLC (the "Fund"), dated July 29, 2002. A copy of the prospectus may be obtained by contacting the Fund at the telephone numbers or address set forth above. This SAI is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. - 53 - TABLE OF CONTENTS PAGE INVESTMENT POLICIES AND PRACTICES.................................................................................1 REPURCHASES, MANDATORY REDEMPTIONS AND TRANSFERS OF INTERESTS....................................................10 BOARD OF MANAGERS................................................................................................13 INVESTMENT ADVISORY SERVICES.....................................................................................18 CONFLICTS OF INTEREST............................................................................................21 TAX ASPECTS......................................................................................................24 ERISA CONSIDERATIONS.............................................................................................38 BROKERAGE........................................................................................................40 VALUATION OF ASSETS................................................................................................41 AUDITORS AND LEGAL COUNSEL.......................................................................................42 CUSTODIAN........................................................................................................43 CONTROL PERSONS..................................................................................................43 SUMMARY OF LLC AGREEMENT.........................................................................................43 FUND ADVERTISING AND SALES MATERIAL..............................................................................46 LETTER OF INTENT....................................................................................44 RIGHT OF ACCUMULATION........................................................................45 FINANCIAL STATEMENTS.............................................................................................46 APPENDIX A - SALES LOAD WAIVERS................................................................................A-54 INVESTMENT POLICIES AND PRACTICES The investment objective and principal investment strategies of the Fund, as well as the principal risks associated with the Fund's investment strategies, are set forth in the prospectus. Certain additional investment information is set forth below. FUNDAMENTAL POLICIES The Fund's stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund ("Interests"), are listed below. Within the limits of these fundamental policies, the Fund's management has reserved freedom of action. As defined by the Investment Company Act of 1940, as amended (the "Investment Company Act"), the vote of a "majority of the outstanding voting securities of the Fund" means the vote, at an annual or special meeting of securityholders duly called, (a) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (b) of more than 50% of the outstanding voting securities of the Fund, whichever is less. The Fund may not: o........Issue senior securities, except to the extent permitted by Section 18 of the Investment Company Act or as otherwise permitted by the Securities Exchange Commission (the "SEC"). o Borrow money, except to the extent permitted by Section 18 of the Investment Company Act or as otherwise permitted by the SEC. o Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended, in connection with the disposition of its portfolio securities. o Make loans, except through purchasing fixed-income securities, lending portfolio securities, or entering into repurchase agreements in a manner consistent with the Fund's investment policies or as otherwise permitted under the Investment Company Act. o Purchase, hold or deal in real estate, except that the Fund may invest in securities that are secured by real estate, or issued by companies that invest or deal in real estate or real estate investment trusts. o Invest in commodities or commodity contracts, except that the Fund may purchase and sell non-U.S. currency, options, futures and forward contracts, including those related to indexes, and options on indexes. o Invest 25% or more of the value of its total assets in the securities (other than U.S. Government securities) of issuers engaged in any single industry or group of related industries; provided, however, that the Fund will invest 25% or more of the value of its total assets in Portfolio Funds that pursue market neutral investment strategies (except temporarily during any period of adverse market conditions affecting Portfolio Funds that pursue such strategies), but will not invest 25% or more of the value of its total assets in Portfolio Funds that, in the aggregate, have investment programs that focus on investing in any single industry or group of related industries. With respect to these investment restrictions and other policies described in this SAI or the prospectus (except the Fund's policies on borrowings and senior securities set forth above), if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund's total assets, unless otherwise stated, will not constitute a violation of such restriction or policy. The Fund's investment policies and restrictions do not apply to the activities and transactions of investment funds in which assets of the Fund are invested, but will apply to investments made by the Fund (or any account consisting solely of Fund assets). The Fund's investment objective is fundamental and may not be changed without the vote of a majority (as defined by the Investment Company Act) of the Fund's outstanding voting securities. CERTAIN PORTFOLIO SECURITIES AND OTHER OPERATING POLICIES As discussed in the prospectus, the Fund will invest primarily in private investment funds ("Portfolio Funds") that are managed by alternative asset managers ("Portfolio Managers") that employ market neutral investment strategies. The Fund may also on occasion retain a Portfolio Manager to manage a designated segment of the Fund's assets (a "Portfolio Account") in accordance with the Portfolio Manager's investment program. Additional information regarding the types of securities and financial instruments in which Portfolio Managers may invest the assets of Portfolio Funds and Portfolio Accounts, and certain of the investment techniques that may be used by Portfolio Managers, is set forth below. EQUITY SECURITIES The investment portfolios of Portfolio Funds and Portfolio Accounts will include long and short positions in common stocks, preferred stocks and convertible securities of U.S. and foreign issuers. The value of equity securities depends on business, economic and other factors affecting those issuers. Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities, and such fluctuations can be pronounced. Portfolio Managers may generally invest Portfolio Funds and Portfolio Accounts in equity securities without restriction. These investments may include securities issued by companies having relatively small market capitalization, including "micro cap" companies. The prices of the securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies, because these securities typically are traded in lower volume and the issuers typically are more subject to changes in earnings and prospects. These securities are also subject to other risks that are less prominent in the case of the securities of larger companies. FIXED-INCOME SECURITIES Portfolio Funds and Portfolio Accounts may invest in fixed-income securities. A Portfolio Manager will invest in these securities when their yield and potential for capital appreciation are considered sufficiently attractive and also may invest in these securities for defensive purposes and to maintain liquidity. Fixed-income securities include bonds, notes and debentures issued by U.S. and foreign corporations and governments. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed-income securities are subject to the risk of the issuer's inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to the risk of price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness or financial condition of the issuer and general market liquidity (i.e., market risk). Certain portfolio securities, such as those with interest rates that fluctuate directly or indirectly based on multiples of a stated index, are designed to be highly sensitive to changes in interest rates and can subject the holders thereof to significant reductions of yield and possible loss of principal. Portfolio Funds and Portfolio Accounts may invest in both investment grade and non-investment grade debt securities (commonly referred to as "junk bonds"). Investment grade debt securities are securities that have received a rating from at least one nationally recognized statistical rating organization (a "Rating Agency") in one of the four highest rating categories or, if not rated by any Rating Agency, have been determined by a Portfolio Manager to be of comparable quality. A Portfolio Fund's or Portfolio Account's investments in non-investment grade debt securities, including convertible debt securities, are considered by the Rating Agencies to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal. Non-investment grade securities in the lowest rating categories may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade securities to make principal and interest payments than is the case for higher grade securities. In addition, the market for lower grade securities may be thinner and less liquid than the market for higher grade securities. NON-U.S. SECURITIES Portfolio Funds and Portfolio Accounts may invest in equity and fixed-income securities of non-U.S. issuers and in depositary receipts, such as American Depositary Receipts ("ADRs"), that represent indirect interests in securities of non-U.S. issuers. Non-U.S. securities in which Portfolio Funds and Portfolio Accounts may invest may be listed on non-U.S. securities exchanges or traded in non-U.S. over-the-counter markets or may be purchased in private placements and not be publicly traded. Investments in non-U.S. securities are affected by risk factors generally not thought to be present in the U.S. These factors are listed in the prospectus under "Risk Factors--Non-U.S. Investments." As a general matter, Portfolio Funds and Portfolio Accounts are not required to hedge against non-U.S. currency risks, including the risk of changing currency exchange rates, which could reduce the value of non-U.S. currency denominated portfolio securities irrespective of the underlying investment. However, from time to time, a Portfolio Fund or Portfolio Account may enter into forward currency exchange contracts ("forward contracts") for hedging purposes and non-hedging purposes to pursue its investment objective. Forward contracts are transactions involving the Portfolio Fund's or Portfolio Account's obligation to purchase or sell a specific currency at a future date at a specified price. Forward contracts may be used by the Portfolio Fund or Portfolio Account for hedging purposes to protect against uncertainty in the level of future non-U.S. currency exchange rates, such as when the Portfolio Fund or Portfolio Account anticipates purchasing or selling a non-U.S. security. This technique would allow the Portfolio Fund or Portfolio Account to "lock in" the U.S. dollar price of the security. Forward contracts also may be used to attempt to protect the value of the Portfolio Fund's or Portfolio Account's existing holdings of non-U.S. securities. There may be, however, imperfect correlation between the Portfolio Fund's or Portfolio Account's non-U.S. securities holdings and the forward contracts entered into with respect to such holdings. Forward contracts also may be used for non-hedging purposes to pursue the Fund's or a Portfolio Fund's investment objective, such as when a Portfolio Manager anticipates that particular non-U.S. currencies will appreciate or depreciate in value, even though securities denominated in such currencies are not then held in the Fund's or Portfolio Fund's investment portfolio. ADRs involve substantially the same risks as investing directly in securities of non-U.S. issuers, as discussed above. ADRs are receipts typically issued by a U.S. bank or trust company that show evidence of underlying securities issued by a non-U.S. corporation. Issuers of unsponsored Depository Receipts are not obligated to disclose material information in the United States, and therefore, there may be less information available regarding such issuers. MONEY MARKET INSTRUMENTS The Fund, Portfolio Funds and Portfolio Accounts may invest during periods of adverse market or economic conditions for defensive purposes some or all of their assets in high quality money market instruments and other short-term obligations, money market mutual funds or repurchase agreements with banks or broker-dealers or may hold cash or cash equivalents in such amounts as Tremont, the Fund's investment manager, or Portfolio Managers deem appropriate under the circumstances. The Fund or Portfolio Funds also may invest in these instruments for liquidity purposes pending allocation of their respective offering proceeds and other circumstances. Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government Securities, commercial paper, certificates of deposit and bankers' acceptances issued by domestic branches of United States banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements. REPURCHASE AGREEMENTS Repurchase agreements are agreements under which the Fund, a Portfolio Fund or Portfolio Account purchases securities from a bank that is a member of the Federal Reserve System, a foreign bank or a securities dealer that agrees to repurchase the securities from the Company at a higher price on a designated future date. If the seller under a repurchase agreement becomes insolvent or otherwise fails to repurchase the securities, the Fund, Portfolio Fund or Portfolio Account would have the right to sell the securities. This right, however, may be restricted, or the value of the securities may decline before the securities can be liquidated. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the securities before the repurchase of the securities under a repurchase agreement is accomplished, the Fund, Portfolio Fund or Portfolio Account might encounter a delay and incur costs, including a decline in the value of the securities, before being able to sell the securities. Repurchase agreements that are subject to foreign law may not enjoy protections comparable to those provided to certain repurchase agreements under U.S. bankruptcy law, and they therefore may involve greater risks. The Fund has adopted specific policies designed to minimize certain of the risks of loss from its use of repurchase agreements. REVERSE REPURCHASE AGREEMENTS Reverse repurchase agreements involve the sale of a security to a bank or securities dealer and the simultaneous agreement to repurchase the security for a fixed price, reflecting a market rate of interest, on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to a Portfolio Fund or Portfolio Account. Reverse repurchase agreements are a form of leverage which also may increase the volatility of a Portfolio Fund's or Portfolio Account's investment portfolio. SPECIAL INVESTMENT TECHNIQUES Portfolio Funds and Portfolio Accounts may use a variety of special investment techniques as more fully discussed below to hedge a portion of their investment portfolios against various risks or other factors that generally affect the values of securities. They may also use these techniques for non-hedging purposes in pursuing their investment objectives. These techniques may involve the use of derivative transactions. The techniques Portfolio Funds and Portfolio Accounts may employ may change over time as new instruments and techniques are introduced or as a result of regulatory developments. Certain of the special investment techniques that Portfolio Funds or Portfolio Accounts may use are speculative and involve a high degree of risk, particularly when used for non-hedging purposes. It is possible that any hedging transaction may not perform as anticipated and that a Portfolio Fund or Portfolio Account may suffer losses as a result of its hedging activities. DERIVATIVES. Portfolio Funds and Portfolio Accounts may engage in transactions involving options, futures and other derivative financial instruments. Derivatives can be volatile and involve various types and degrees of risk, depending upon the characteristics of the particular derivative and the portfolio as a whole. Derivatives permit Portfolio Funds and Portfolio Accounts to increase or decrease the level of risk, or change the character of the risk, to which their portfolios are exposed in much the same way as they can increase or decrease the level of risk, or change the character of the risk, of their portfolios by making investments in specific securities. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large potential impact on a Portfolio Fund's or Portfolio Account's performance. If a Portfolio Fund or Portfolio Account invests in derivatives at inopportune times or judges market conditions incorrectly, such investments may lower the Portfolio Fund's or Portfolio Account's return or result in a loss. A Portfolio Fund or Portfolio Account also could experience losses if its derivatives were poorly correlated with its other investments, or if the Portfolio Fund or Portfolio Account were unable to liquidate its position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives. OPTIONS AND FUTURES. The Portfolio Managers may utilize options and futures contracts. They also may use so-called "synthetic" options (notional principal contracts with characteristics of an OTC option) or other derivative instruments written by broker-dealers or other permissible financial intermediaries. Such transactions may be effected on securities exchanges, in the over-the-counter market, or negotiated directly with counterparties. When such transactions are purchased over-the-counter or negotiated directly with counterparties, a Portfolio Fund or Portfolio Account bears the risk that the counterparty will be unable or unwilling to perform its obligations under the option contract. Such transactions may also be illiquid and, in such cases, a Portfolio Manager may have difficulty closing out its position. Over-the-counter options and synthetic transactions purchased and sold by Portfolio Funds and Portfolio Accounts may include options on baskets of specific securities. The Portfolio Managers may purchase call and put options on specific securities, and may write and sell covered or uncovered call and put options for hedging purposes and non-hedging purposes to pursue their investment objectives. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price at any time prior to the expiration of the option. Similarly, a call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price at any time prior to the expiration of the option. A covered call option is a call option with respect to which a Portfolio Fund or Portfolio Account owns the underlying security. The sale of such an option exposes a Portfolio Fund or Portfolio Account during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security. A covered put option is a put option with respect to which cash or liquid securities have been placed in a segregated account on a Portfolio Fund's or Portfolio Account's books. The sale of such an option exposes the seller during the term of the option to a decline in price of the underlying security while also depriving the seller of the opportunity to invest the segregated assets. Options sold by the Portfolio Funds and Portfolio Accounts need not be covered. A Portfolio Fund or Portfolio Account may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. The Portfolio Fund or Portfolio Account will realize a profit or loss if the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof. To close out a position as a purchaser of an option, a Portfolio Manager would ordinarily effect a similar "closing sale transaction," which involves liquidating position by selling the option previously purchased, although the Portfolio Manager could exercise the option should it deem it advantageous to do so. Synthetic options transactions involve the use of two financial instruments that, together, have the economic effect of an options transaction. The risks of synthetic options are generally similar to the risks of actual options, with the addition of increased market risk, liquidity risk, counterparty credit risk, legal risk and operations risk. The use of derivatives that are subject to regulation by the Commodity Futures Trading Commission (the "CFTC") by Portfolio Funds and Portfolio Accounts could cause the Fund to be a commodity pool, which would require the Fund to comply with certain rules of the CFTC. However, the Fund intends to conduct its operations to avoid regulation as a commodity pool. In this regard, the Fund's pro rata share of the sum of the amount of initial margin deposits on futures contracts entered into by Portfolio Funds and Portfolio Accounts and premiums paid for unexpired options with respect to such contracts, other than for bona fide hedging purposes, may not exceed 5% of the liquidation value of the Fund's assets, after taking into account unrealized profits and unrealized losses on such contracts and options; provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5% limitation. The Fund intends to monitor use of futures and related options by Portfolio Funds and Portfolio Accounts to help assure compliance with this limitation. If applicable CFTC rules change, such percentage limitations may change or different conditions may be applied to the Fund's use of certain derivatives. Portfolio Funds and Portfolio Accounts may enter into futures contracts in U.S. domestic markets or on exchanges located outside the United States. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits that might be realized in trading could be eliminated by adverse changes in the exchange rate, or a loss could be incurred as a result of those changes. Transactions on foreign exchanges may include both commodities which are traded on domestic exchanges and those which are not. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC. Engaging in these transactions involves risk of loss, which could adversely affect the value of the Fund's net assets. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Portfolio Fund or Portfolio Account to substantial losses. Successful use of futures also is subject to a Portfolio Manager's ability to correctly predict movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract. Some or all of the Portfolio Managers may purchase and sell stock index futures contracts for a Portfolio Fund or Portfolio Account. A stock index future obligates a Portfolio Fund or Portfolio Account to pay or receive an amount of cash equal to a fixed dollar amount specified in the futures contract multiplied by the difference between the settlement price of the contract on the contract's last trading day and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in those securities on the next business day. Some or all of the Portfolio Managers may purchase and sell interest rate futures contracts for a Portfolio Fund or Portfolio Account. An interest rate future obligates represents an obligation to purchase or sell an amount of a specific debt security at a future date at a specific price. Some or all of the Portfolio Managers may purchase and sell currency futures. A currency future creates an obligation to purchase or sell an amount of a specific currency at a future date at a specific price. OPTIONS ON SECURITIES INDEXES. Some or all of the Portfolio Managers may purchase and sell for the Portfolio Funds and Portfolio Accounts call and put options on stock indexes listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes to pursue their investment objectives. A stock index fluctuates with changes in the market values of the stocks included in the index. Accordingly, successful use by a Portfolio Manager of options on stock indexes will be subject to the Portfolio Manager's ability to predict correctly movements in the direction of the stock market generally or of a particular industry or market segment. This requires different skills and techniques than predicting changes in the price of individual stocks. WARRANTS AND RIGHTS. Warrants are derivative instruments that permit, but do not obligate, the holder to subscribe for other securities or commodities. Rights are similar to warrants, but normally have a shorter duration and are offered or distributed to shareholders of a company. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of equity-like securities. In addition, the values of warrants and rights do not necessarily change with the values of the underlying securities or commodities and these instruments cease to have value if they are not exercised prior to their expiration dates. SWAP AGREEMENTS. The Portfolio Managers may enter into equity, interest rate, index and currency rate swap agreements on behalf of Portfolio Funds and Portfolio Accounts. These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if an investment was made directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or "swapped" between the parties are generally calculated with respect to a "notional amount," i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket" of securities representing a particular index. Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or "cap"; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or "floor"; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. Most swap agreements entered into by a Portfolio Fund or Portfolio Account would require the calculation of the obligations of the parties to the agreements on a "net basis." Consequently, a Portfolio Fund's or Portfolio Account's current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount"). The risk of loss with respect to swaps is limited to the net amount of interest payments that a party is contractually obligated to make. If the other party to a swap defaults, a Portfolio Fund's or Portfolio Account's risk of loss consists of the net amount of payments that it contractually is entitled to receive. To achieve investment returns equivalent to those achieved by a Portfolio Manager in whose investment vehicles the Fund could not invest directly, perhaps because of its investment minimum or its unavailability for direct investment, the Fund may enter into swap agreements under which the Fund may agree, on a net basis, to pay a return based on a floating interest rate, such as LIBOR, and to receive the total return of the reference investment vehicle over a stated time period. The Fund may seek to achieve the same investment result through the use of other derivatives in similar circumstances. The Federal income tax treatment of swap agreements and other derivatives used in the above manner is unclear. The Fund does not currently intend to use swaps or other derivatives in this manner. LENDING PORTFOLIO SECURITIES A Portfolio Fund or Portfolio Account may lend securities from its portfolio to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. The Portfolio Fund or Portfolio Account continues to be entitled to payments in amounts equal to the interest, dividends or other distributions payable on the loaned securities which affords the Portfolio Fund or Portfolio Account an opportunity to earn interest on the amount of the loan and on the loaned securities' collateral. A Portfolio Fund or Portfolio Account generally will receive collateral consisting of cash, U.S. Government Securities or irrevocable letters of credit which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Portfolio Fund or Portfolio Account might experience risk of loss if the institution with which it has engaged in a portfolio loan transaction breaches its agreement with the Portfolio Fund or Portfolio Account. WHEN-ISSUED, DELAYED DELIVERY AND FORWARD COMMITMENT SECURITIES To reduce the risk of changes in securities prices and interest rates, a Portfolio Fund or Portfolio Account may purchase securities on a forward commitment, when-issued or delayed delivery basis, which means delivery and payment take place a number of days after the date of the commitment to purchase. The payment obligation and the interest rate receivable with respect to such purchases are fixed when the Portfolio Fund or Portfolio Account enters into the commitment, but the Portfolio Fund or Portfolio Account does not make payment until it receives delivery from the counterparty. After a Portfolio Fund or Portfolio Account commits to purchase such securities, but before delivery and settlement, it may sell the securities if it is deemed advisable. Securities purchased on a forward commitment or when-issued or delayed delivery basis are subject to changes in value, generally changing in the same way, i.e., appreciating when interest rates decline and depreciating when interest rates rise, based upon the public's perception of the creditworthiness of the issuer and changes, real or anticipated, in the level of interest rates. Securities so purchased may expose a Portfolio Fund or Portfolio Account to risks because they may experience such fluctuations prior to their actual delivery. Purchasing securities on a when-issued or delayed delivery basis can involve the additional risk that the yield available in the market when the delivery takes place actually may be higher than that obtained in the transaction itself. Purchasing securities on a forward commitment, when-issued or delayed delivery basis when a Portfolio Fund or Portfolio Account is fully or almost fully invested results in a form of leverage and may result in greater potential fluctuation in the value of the net assets of a Portfolio Fund or Portfolio Account. In addition, there is a risk that securities purchased on a when-issued or delayed delivery basis may not be delivered and that the purchaser of securities sold by a Portfolio Fund or Portfolio Account on a forward basis will not honor its purchase obligation. In such cases, the Portfolio Fund or Portfolio Account may incur a loss. REPURCHASES, MANDATORY REDEMPTIONS AND TRANSFERS OF INTERESTS REPURCHASE OFFERS As discussed in the prospectus, offers to repurchase Interests will be made by the Fund at such times and on such terms as may be determined by the Board of Managers of the Fund (the "Board"), in its sole discretion in accordance with the provisions of applicable law. In determining whether the Fund should repurchase Interests or portions thereof from Members pursuant to written tenders, the Board will consider the recommendation of OppenheimerFunds, Inc. ("OFI"), the Fund's investment adviser. The Board also will consider various factors, including but not limited to those listed in the prospectus, in making its determinations. The Board will cause the Fund to make offers to repurchase Interests or portions thereof from Members pursuant to written tenders only on terms it determines to be fair to the Fund and to all Members or persons holding Interests acquired from Members. When the Board determines that the Fund will repurchase Interests or portions thereof, notice will be provided to each Member describing the terms thereof, and containing information Members should consider in deciding whether and how to participate in such repurchase opportunity. Members who are deciding whether to tender their Interests or portions thereof during the period that a repurchase offer is open may ascertain an estimated net asset value of their Interests from OFI during such period. If a repurchase offer is oversubscribed by Members, the Fund will repurchase only a pro rata portion of the Interests tendered by each Member. As discussed in the prospectus, the Fund will issue notes to tendering Members in connection with the repurchase of Interests. Upon its acceptance of tendered Interests for repurchase, the Fund will maintain daily on its books a segregated account consisting of (i) cash, (ii) liquid securities or (iii) interests in Portfolio Funds that the Fund has requested be withdrawn (or any combination of the foregoing), in an amount equal to the aggregate estimated unpaid dollar amount of the notes issued by the Fund in connection with the repurchase offer. Payment for repurchased Interests may require the Fund to liquidate portfolio holdings earlier than Tremont would otherwise liquidate these holdings, potentially resulting in losses, and may increase the Fund's portfolio turnover. Tremont intends to take measures (subject to such policies as may be established by the Board of Managers) to attempt to avoid or minimize potential losses and turnover resulting from the repurchase of Interests. MANDATORY REDEMPTIONS As noted in the prospectus, the Fund has the right to redeem an Interest or portion of an Interest of a Member or any person acquiring an Interest or portion thereof from or through a Member under certain circumstances. Such mandatory redemptions may be made if: o an Interest or portion thereof has been transferred or such an Interest or portion thereof has vested in any person by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Member; o ownership of an Interest by a Member or other person will cause the Fund to be in violation of, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the U.S. or any other relevant jurisdiction; o continued ownership of such an Interest may be harmful or injurious to the business or reputation of the Fund or OFI, or may subject the Fund or any Members to an undue risk of adverse tax or other fiscal consequences; o any of the representations and warranties made by a Member in connection with the acquisition of an Interest or portion thereof was not true when made or has ceased to be true; or o it would be in the best interests of the Fund to redeem an Interest or portion thereof. TRANSFERS OF INTERESTS No person may become a substituted Member without the written consent of the Board, which consent may be withheld for any reason in its sole and absolute discretion. Interests may be transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of a Member or (ii) with the written consent of the Board, which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances. Without limiting the foregoing, the Board generally will not consent to transfer unless the transfer is (i) one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferor (e.g., certain transfers to affiliates, gifts and contributions to family partnerships), (ii) to members of the Member's immediate family (brothers, sisters, spouse, parents and children), or (iii) a distribution from a qualified retirement plan or an individual retirement account. The Board may permit other pledges, transfers or assignments under such other circumstances and conditions as it, in its sole discretion, deems appropriate; provided, however, that -------- ------- prior to any such pledge, transfer or assignment, the Board shall consult with counsel to the Fund to ensure that such pledge, transfer or assignment will not cause the Fund to be treated as a "publicly traded partnership" taxable as a corporation. Notice to the Fund of any proposed transfer must include evidence satisfactory to the Fund that the proposed transferee meets any requirements imposed by the Fund with respect to Member eligibility and suitability. In addition to the foregoing, no Member will be permitted to transfer an Interest or portion thereof unless after such transfer the balance of the capital account of the transferee, and of the Member transferring the Interest if the transfer involves less than its entire Interest, is at least equal to Fund's minimum investment requirement. Any transferee meeting the Fund's eligibility requirements that acquires an Interest or portion thereof in the Fund by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Member or otherwise, will be entitled to the allocations and distributions allocable to the Interest so acquired and to transfer such Interest in accordance with the terms of the Fund's Limited Liability Company Agreement (the "LLC Agreement"), but will not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member as provided in the LLC Agreement. If a Member transfers an Interest or portion thereof with the approval of the Board, the Fund will promptly take all necessary actions to admit such transferee or successor to the Fund as a Member. Each Member and transferee is required to pay all expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with such transfer. If such a transferee does not meet the Member eligibility requirements, the Fund reserves the right to redeem its Interest. Any transfer of an Interest in violation of the LLC Agreement will not be permitted and will be void. The LLC Agreement provides that each Member has agreed to indemnify and hold harmless the Fund, the Managers, OFI, each other Member and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses, including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement, joint or several, to which such persons may become subject by reason of or arising from any transfer made by such Member in violation of these provisions or any misrepresentation made by such Member in connection with any such transfer. BOARD OF MANAGERS The Board of the Fund provides broad oversight over the operations and affairs of the Fund. It has overall responsibility to manage and control the business affairs of the Fund, including the complete and exclusive authority to establish policies regarding the management, conduct and operation of the Fund's business. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. The Managers are not required to contribute to the capital of the Fund or to hold Interests in the Fund. A majority of the Managers are persons who are not "interested persons" (as defined in the Investment Company Act) of the Fund (collectively, the "Independent Managers"). The Independent Managers perform the same functions for the Fund as are customarily exercised by the non-interested directors of a registered investment company organized as a corporation. The identity of the Managers and officers of the Fund and brief biographical information regarding each Manager and officer during the past five years is set forth below. Each Manager who is deemed to be an "interested person" of the Fund, as defined in the Investment Company Act, is indicated by an asterisk. Oppenheimer Tremont Market Neutral Fund, LLC Managers and Officers Independent Managers ------------------------------------------------------------------------------- Name, Address1, Age, Position(s) Held Principal Occupation(s) During Past with Fund and Length of Time Served2 5 Years, Other Trusteeships Held and Number of Portfolios in Fund Complex Overseen by Manager ------------------------------------------------------------------------------- ------------------------------ ------------------------------------------------------------------------------- Ronald J. Abdow, Manager President, Abdow Corporation (operator of restaurants): Trustee, Abdow G&R (since 2002) Trust and Abdow Co. (owners and operators of restaurant properties); Partner, Age 70 Abdow Partnership, Abdow Auburn Associates and Abdow Hazard Associates (owners and operators of restaurant properties); Chairman, Western Mass Development Corp; Chairman, American International College; Trustee (since 1993) of MML Series Investment Fund and Trustee (since 1994) of MassMutual Institutional Funds (open-end investment companies). Trustee/manager of three investment companies in the OppenheimerFunds complex. ------------------------------ ------------------------------------------------------------------------------- ------------------------------ ------------------------------------------------------------------------------- Joseph M. Wikler, Manager Self-employed as an investment consultant; a director of Lakes Environmental (since 2002) Association (since 1996), and Medintec (since 1992) and Cathco (since 1995) Age 60 (medical device companies); and a member of the investment committee of the Associated Jewish Charities of Baltimore (since 1994); formerly a director of Fortis/Hartford mutual funds (1994 - December 2001). Trustee/manager of three investment companies in the OppenheimerFunds complex. ------------------------------ ------------------------------------------------------------------------------- ------------------------------ ------------------------------------------------------------------------------- Peter I. Wold, Manager President of Wold Properties, Inc. (an oil and gas exploration and production (since 2002) company); Vice President, Secretary and Treasurer of Wold Trona Company, Inc. Age 53 (soda ash processing and production); Vice President of Wold Talc Company, Inc. (talc mining); Managing Member, Hole-in-the-Wall Ranch (cattle ranching); formerly Director and Chairman of the Board, Denver Branch of the Federal Reserve Bank of Kansas City (1993-1999) and Director of PacifiCorp. (1995 - 1999), an electric utility. Trustee/manager of three investment companies in the OppenheimerFunds complex. ------------------------------ ------------------------------------------------------------------------------- Interested Manager ----------------------------- ------------------------------------------------------------------------------- Name, Address1, Age, Principal Occupation(s) During Past 5 Years, Other Trusteeships Held and Position(s) Held with Fund Number of Portfolios in Fund Complex Overseen by Manager and Length of Time Served2 ----------------------------- ------------------------------------------------------------------------------- ----------------------------- ------------------------------------------------------------------------------- Eustis Walcott3, Manager Principal with Ardsley Associates (since August 2000) (consulting firm); (since 2002) formerly Senior Vice President, MassMutual Financial Group (May 1990 - July Age 64 2000). Trustee/manager of three investment companies in the OppenheimerFunds complex. ----------------------------- ------------------------------------------------------------------------------- Interested Manager and Officer ---------------------------- --------------------------------------------------------------------------------- Name, Address1, Age, Principal Occupation(s) During Past 5 Years, Other Trusteeships Held and Number Position(s) Held with Fund of Portfolios in Fund Complex Overseen by Manager and Length of Time Served2 ---------------------------- --------------------------------------------------------------------------------- ---------------------------- --------------------------------------------------------------------------------- John V. Murphy4, Chairman, Chief Executive Officer and director (since June 2001) and President President, Manager and (since September 2000) of OppenheimerFunds, Inc., (the "Adviser"); President Chairman of the Board and a trustee of other Oppenheimer funds; President and a director (since July Managers (since 2002) 2001) of Oppenheimer Acquisition Corp., the Adviser's parent holding company, Age 52 and of Oppenheimer Partnership Holdings, Inc., a holding company subsidiary of the Adviser; Director (since November 2001) of OppenheimerFunds Distributor, Inc., a subsidiary of the Adviser; Chairman and a director (since July 2001) of Shareholder Services, Inc. and of Shareholder Financial Services, Inc., transfer agent subsidiaries of the Adviser; President and a director (since July 2001) of OppenheimerFunds Legacy Program, a charitable trust program established by the Adviser; a director of the following investment advisory subsidiaries of the Adviser: OAM Institutional, Inc. and Centennial Asset Management Corporation (since November 2001), HarbourView Asset Management Corporation and OFI Private Investments, Inc. (since July 2002); President (since November 1, 2001) and a director (since July 2001) of Oppenheimer Real Asset Management, Inc., an investment advisor subsidiary of the Adviser; a director (since November 2001) of Trinity Investment Management Corp. and Tremont Advisers, Inc., investment advisory affiliates of the Adviser; Executive Vice President (since February 1997) of Massachusetts Mutual Life Insurance Company, the Adviser's parent company; a director (since June 1995) of DBL Acquisition Corporation. Trustee/manager of sixty two portfolios in the OppenheimerFunds complex. Formerly Chief Operating Officer (from September 2000 to June 2001) of the Adviser; President and trustee (from November 1999 to November 2001) of MML Series Investment Fund and MassMutual Institutional Funds, open-end investment companies; a director (from September 1999 to August 2000) of C.M. Life Insurance Company; President, Chief Executive Officer and director (from September 1999 to August 2000) of MML Bay State Life Insurance Company; a director (from June 1989 to June 1998) of Emerald Isle Bancorp and Hibernia Savings Bank, wholly-owned subsidiary of Emerald Isle Bancorp; Executive Vice President Director and Chief Operating Officer (from June 1995 to January 1997) of David L. Babson & Co., Inc., an investment advisor; Chief Operating Officer (from March 1993 to December 1996) of Concert Capital Management, Inc., an investment advisor. ---------------------------- --------------------------------------------------------------------------------- Officers --------------------------- ---------------------------------------------------------------------------------- Name, Address1, Age, Principal Occupation(s) During Past 5 Years Position(s) Held with Fund and Length of Time Served2 --------------------------- ---------------------------------------------------------------------------------- --------------------------- ---------------------------------------------------------------------------------- Brian W. Wixted, Senior Vice President and Treasurer (since March 1999) of the Adviser; Treasurer Treasurer, Principal (since March 1999) of HarbourView Asset Management Corporation, Shareholder Financial and Accounting Services, Inc., Oppenheimer Real Asset Management Corporation, Shareholder Officer (since 2002) Financial Services, Inc. and Oppenheimer Partnership Holdings, Inc., of OFI Age 42 Private Investments, Inc. (since March 2000) and of OppenheimerFunds International Ltd. and Oppenheimer Millennium Funds plc (since May 2000); Treasurer and Chief Financial Officer (since May 2000) of Oppenheimer Trust Company; Assistant Treasurer (since March 1999) of Oppenheimer Acquisition Corp.; an officer of other Oppenheimer funds; formerly Principal and Chief Operating Officer, Bankers Trust Company - Mutual Fund Services Division (March 1995 - March 1999); Vice President and Chief Financial Officer of CS First Boston Investment Management Corp. (September 1991 - March 1995). --------------------------- ---------------------------------------------------------------------------------- --------------------------- ---------------------------------------------------------------------------------- Robert G. Zack, Secretary Senior Vice President (since May 1985) and Acting General Counsel (since November 2001) of the Adviser; Assistant Secretary of Shareholder Services, Inc. (since 2002) (since May 1985), Shareholder Financial Services, Inc. (since November 1989); Age 53 OppenheimerFunds International Ltd. and Oppenheimer Millennium Funds plc (since October 1997); an officer of other Oppenheimer funds. --------------------------- ---------------------------------------------------------------------------------- --------------------------- ---------------------------------------------------------------------------------- Dina C. Lee, Assistant Assistant Vice President and Assistant Counsel of the Adviser (since December Secretary (since 2002) 2000); Formerly an attorney and Assistant Secretary of Van Eck Global (until Age 31 December 2000). --------------------------- ---------------------------------------------------------------------------------- --------------------------- ---------------------------------------------------------------------------------- Katherine P. Feld, Vice President and Senior Counsel of the Adviser (since July 1999); an officer Assistant Secretary (since 2002) of other Oppenheimer funds; formerly a Vice President and Associate Counsel of Age 43 the Adviser (June 1990 - July 1999). --------------------------- ---------------------------------------------------------------------------------- --------------------------- ---------------------------------------------------------------------------------- Kathleen T. Ives, Vice President and Assistant Counsel of the Adviser (since June 1998); an Assistant Secretary officer of other Oppenheimer funds; formerly an Assistant Vice President and (since 2002) Assistant Counsel of the Adviser (August 1997 - June 1998); and Assistant Age 36 Counsel of the Adviser (August 1994-August 1997). --------------------------- ---------------------------------------------------------------------------------- The Managers serve on the Board for terms of indefinite duration. A Manager's position in that capacity will terminate if the Manager is removed, resigns or is subject to various disabling events such as death or incapacity. A Manager may resign upon 90 days' prior written notice to the other Managers, and may be removed either by vote of two-thirds of the Managers not subject to the removal vote or vote of the Members holding not less than two-thirds of the total number of votes eligible to be cast by all Members. The Managers will render assistance to Members on the question of the removal of Managers in the manner required by Section 16(c) of the Investment Company Act. In the event of any vacancy in the position of a Manager, the remaining Managers may appoint an individual to serve as a Manager, so long as immediately after such appointment at least two-thirds of the Managers then serving would have been elected by the Members. The Managers may call a meeting of Members to fill any vacancy in the position of a Manager, and must do so within 60 days after any date on which Managers who were elected by the Members cease to constitute a majority of the Managers then serving. If no Manager remains to manage the business of the Fund, OFI may manage and control the Fund, but must convene a meeting of Members within 60 days for the purpose of either electing new Managers or dissolving the Fund. COMPENSATION Name and Aggregate Compensation from the Fund* Total Compensation from Fund and ----------------------------------------- Position with Fund Fund Complex (3 Funds) Ronald J. Abdow, Manager $6,000 $18,000 Eustis Walcott, Manager $6,000 $18,000 Joseph M. Wikler, Manager $6,000 $18,000 Peter I. Wold, Manager $6,000 $18,000 * Estimated for the fiscal year ending March 31, 2002 assuming a full year of operation. The Managers who are not employees of OFI, including its affiliates, are each paid an annual retainer of $16,000 and per meeting fees of $500. The other Managers receive no annual or other fees from the Fund. All Managers are reimbursed by the Fund for their reasonable travel and out-of-pocket expenses. The Managers do not receive any pension or retirement benefits from the Fund. The officers of the Fund do not receive any additional compensation from the Fund. INVESTMENT ADVISORY SERVICES THE INVESTMENT ADVISER OFI serves as the Fund's investment adviser, subject to the ultimate supervision of and subject to any policies established by the Board. OFI is a majority owned subsidiary of Oppenheimer Acquisition Corporation, which in turn is a wholly owned subsidiary of Massachusetts Mutual Life Insurance Company ("MassMutual"). Pursuant to the terms of an investment advisory agreement entered into between the Fund and OFI dated as of November 20, 2001 (the "Advisory Agreement"), OFI is responsible for developing, implementing and supervising the Fund's investment program and in connection therewith shall regularly provide investment advice and recommendations to the Fund with respect to its investments, investment policies and purchases and sales of securities for the Fund and arranging for the purchase and sale of such securities. OFI is authorized, subject to the approval of the Board and Members, to retain one of its affiliates to provide any or all of the investment advisory services required to be provided to the Fund or to assist OFI in providing these services, subject to the requirement that OFI supervise the rendering of any such services to the Fund by its affiliates. As compensation for services required to be provided by OFI under the Advisory Agreement, the Fund will pay OFI a monthly fee (the "Management Fee") computed at the annual rate of 1.00% of the aggregate value of outstanding Interests determined as of the last day of the month (before any repurchases of Interests or Incentive Allocations, as defined below). OFI (or an affiliated company of OFI that it designates) is also entitled to be the special advisory member of the Fund (the "Special Advisory Member") and to receive in such capacity a performance-based incentive allocation that is determined as a percentage of the net profits of the Fund otherwise allocable to each Member (the "Incentive Allocation"). The method of computation of the Incentive Allocation is described in the prospectus. The Advisory Agreement was approved by the Board (including a majority of the Independent Managers), at a meeting held in person on November 19, 2001, and was approved on November 20, 2001 by OFI, the then sole Member of the Fund. It has an initial term of two years from the date of its execution, and may be continued in effect from year to year thereafter if such continuance is approved annually by the Board or by vote of a majority of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by a majority of the Independent Managers by vote cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement is terminable without penalty, on 60 days' prior written notice: by the Board; by vote of a majority of the outstanding voting securities of the Fund; or by OFI. The Advisory Agreement also provides that it will terminate automatically in the event of its "assignment," as defined by the Investment Company Act and the rules thereunder. The Advisory Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the Advisory Agreement, OFI is not liable for any loss the Fund sustains for any investment, adoption of any investment policy, or the purchase, sale or retention of any security. In addition, it provides that OFI may act as investment adviser for any other person, firm or corporation and use the name "Oppenheimer" in connection with other investment companies for which it may act as investment adviser or general distributor. If OFI shall no longer act as investment adviser of the Fund, OFI may withdraw the right of the Fund to use the name "Oppenheimer" as part of its name. OFI or its designee maintains the Fund's accounts, books and other documents required to be maintained under the Investment Company Act at OppenheimerFunds, Inc., 498 Seventh Avenue, New York, New York 10018. THE INVESTMENT MANAGER As authorized by the Advisory Agreement, Tremont Partners, Inc. ("Tremont"), an affiliate of OFI, has been assigned responsibility for providing day-to-day investment management services to the Fund, subject to the supervision of OFI. Tremont is primarily responsible for the selection of Portfolio Managers and the allocation of the assets of the Fund for investment among the Portfolio Managers. In addition, Tremont is responsible for investing the cash portion of the Fund's assets not invested in Portfolio Funds or through Portfolio Accounts. Tremont is a majority owned subsidiary of Oppenheimer Acquisition Corporation, which in turn is a wholly owned subsidiary of MassMutual. Tremont provides services to the Fund pursuant to the terms of a sub-advisory agreement entered into between OFI and Tremont dated as of November 20, 2001 (the "Sub-Advisory Agreement"). In consideration of the services provided by Tremont, OFI pays a monthly fee to Tremont equal to 50% of the amount of the Management Fee earned by OFI pursuant to the Advisory Agreement. In addition, OFI has designated Tremont as the Special Advisory Member of the Fund. In such capacity, Tremont is entitled to receive the allocation from the net profits of the Fund otherwise allocable to each Member (the "Incentive Allocation"). As discussed in the prospectus, the Incentive Allocation is a performance-based allocation equal to 5% of net profits, if any, of the Fund in excess of a Preferred Return that otherwise would have been credited to the capital account of each Member. The method of computation of the Incentive Allocation is described in the prospectus. The Sub-Advisory Agreement was approved by the Board (including a majority of the Independent Managers), at a meeting held in person on November 19, 2001, and was approved on November 20, 2001 by OFI, the then sole Member of the Fund. It has an initial term of two years from the date of its execution, and may be continued in effect from year to year thereafter if such continuance is approved annually by the Board or by vote of a majority of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by a majority of the Independent Managers by vote cast in person at a meeting called for the purpose of voting on such approval. The Sub-Advisory Agreement is terminable without penalty, on 60 days' prior written notice: by the Board; by vote of a majority of the outstanding voting securities of the Fund; by OFI; or by Tremont. The Sub-Advisory Agreement also provides that it will terminate automatically in the event of its "assignment," as defined by the Investment Company Act and the rules thereunder. The Sub-Advisory Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the Advisory Agreement, Tremont is not liable to the Fund or to OFI for any loss the Fund sustains for any investment, adoption of any investment policy, or the purchase, sale or retention of any security. In addition, it provides that Tremont may act as investment adviser for any other person, firm or corporation and use the name "Tremont" in connection with other investment companies for which it may act as investment adviser. If Tremont shall no longer act as investment manager of the Fund, Tremont may withdraw the right of the Fund to use the name "Tremont" as part of its name. FUND EXPENSES The Fund will bear all costs and expenses incurred in its business and operations other than those specifically required to be borne by OFI pursuant to the Advisory Agreement. Costs and expenses borne by the Fund include, but are not limited to, the following: o all costs and expenses directly related to investment transactions and positions for the Fund's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends and indirect expenses from investments in Portfolio Funds; o all costs and expenses associated with the operation and registration of the Fund, offering costs and the costs of compliance with, any applicable Federal and state laws; o all costs and expenses associated with the organization and operation of separate investment funds managed by Portfolio Managers retained by the Fund; o the costs and expenses of holding meetings of the Board and any meetings of Members, including costs associated with the preparation and dissemination of proxy materials; o the fees and disbursements of Fund counsel, legal counsel to the Independent Managers, independent accountants for the Fund and other consultants and professionals engaged on behalf of the Fund; o the Management Fee; o the fees payable to custodians and other persons providing administrative services to the Fund; o the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund or the Board; o all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Members; and o such other types of expenses as may be approved from time to time by the Board of Managers. The Portfolio Funds will bear all expenses incurred in connection with their operations. These expenses are similar to those incurred by the Fund. The Portfolio Managers generally will charge asset-based fees to and receive performance-based allocations from the Portfolio Funds, which effectively will reduce the investment returns of the Portfolio Funds and the amount of any distributions from the Portfolio Funds to the Fund. These expenses, fees and allocations will be in addition to those incurred by the Fund itself. CODES OF ETHICS The Fund, OFI, Tremont and OppenheimerFunds Distributor, Inc. ("OFDI"), the Fund's distributor, have each adopted codes of ethics. The codes are designed to detect and prevent improper personal trading by their personnel, including investment personnel, that might compete with or otherwise take advantage of the Fund's portfolio transactions. Covered persons include the Managers and the officers and directors of OFI and Tremont, as well as employees of OFI and Tremont having knowledge of the investments and investment intentions of the Fund. The codes of ethics permit persons subject to the Code to invest in securities, including securities that may be purchased or held by the Fund, subject to a number of restrictions and controls. Compliance with the codes of ethics is carefully monitored and enforced. The codes of ethics are included as exhibits to the Fund's registration statement filed with the Securities and Exchange Commission and can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. The codes of ethics are available on the EDGAR database on the SEC's Internet site at http://www.sec.gov, and also may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102. CONFLICTS OF INTEREST OFI OFI and its affiliates manage the assets of registered investment companies other than the Fund and provide investment advisory services to other accounts. The Fund has no interest in these activities. OFI and its officers or employees who assist in providing services to the Fund will be engaged in substantial activities other than on behalf of the Fund and may have conflicts of interest in allocating their time and activity between the Fund and other registered investment companies and accounts managed by OFI. OFI and its officers and employees will devote so much of their time to the affairs of the Fund as in their judgment is necessary and appropriate. TREMONT Tremont also provides investment advisory and other services, directly and through affiliates, to various entities and accounts other than the Fund ("Tremont Accounts"). The Fund has no interest in these activities. Tremont and the investment professionals who, on behalf of Tremont, will provide investment advisory services to the Fund will be engaged in substantial activities other than on behalf of the Fund, may have differing economic interests in respect of such activities, and may have conflicts of interest in allocating their time and activity between the Fund and the Tremont Accounts. Such persons will devote only so much time to the affairs of the Fund as in their judgment is necessary and appropriate. PARTICIPATION IN INVESTMENT OPPORTUNITIES Tremont expects to employ an investment program for the Fund that is substantially similar to the investment program employed by it for certain Tremont Accounts, including a private investment partnership that has an investment program that is substantially the same as the Fund's investment program. As a general matter, Tremont will consider participation by the Fund in all appropriate investment opportunities that are under consideration for those other Tremont Accounts. There may be circumstances, however, under which Tremont will cause one or more Tremont Accounts to commit a larger percentage of their respective assets to an investment opportunity than to which Tremont will commit the Fund's assets. There also may be circumstances under which Tremont will consider participation by Tremont Accounts in investment opportunities in which Tremont does not intend to invest on behalf of the Fund, or vice versa. Tremont will evaluate for the Fund and for each Tremont Account a variety of factors that may be relevant in determining whether a particular investment opportunity or strategy is appropriate and feasible for the Fund or a Tremont Account at a particular time, including, but not limited to, the following: (1) the nature of the investment opportunity taken in the context of the other investments at the time; (2) the liquidity of the investment relative to the needs of the particular entity or account; (3) the availability of the opportunity (i.e., size of obtainable position); (4) the transaction costs involved; and (5) the investment or regulatory limitations applicable to the particular entity or account. Because these considerations may differ for the Fund and the Tremont Accounts in the context of any particular investment opportunity, the investment activities of the Fund and the Tremont Accounts may differ from time to time. In addition, the fees and expenses of the Fund will differ from those of the Tremont Accounts. Accordingly, the future performance of the Fund and the Tremont Accounts will vary. When Tremont determines that it would be appropriate for the Fund and one or more Tremont Accounts to participate in an investment transaction in the same Portfolio Fund or other investment at the same time, it will attempt to aggregate, place and allocate orders on a basis that Tremont believes to be fair and equitable, consistent with its responsibilities under applicable law. Decisions in this regard are necessarily subjective and there is no requirement that the Fund participate, or participate to the same extent as the Tremont Accounts, in all investments or trades. However, no participating entity or account will receive preferential treatment over any other and Tremont will take steps to ensure that no participating entity or account will be systematically disadvantaged by the aggregation, placement and allocation of orders and investments. Situations may occur, however, where the Fund could be disadvantaged because of the investment activities conducted by Tremont for the Tremont Accounts. Such situations may be based on, among other things, the following: (1) legal restrictions or other limitations (including limitations imposed by Portfolio Managers with respect to Portfolio Funds) on the combined size of positions that may be taken for the Fund and the Tremont Accounts, thereby limiting the size of the Fund's position or the availability of the investment opportunity; (2) the difficulty of liquidating an investment for the Fund and the Tremont Accounts where the market cannot absorb the sale of the combined positions; and (3) the determination that a particular investment is warranted only if hedged with an option or other instrument and there is a limited availability of such options or other instruments. In particular, the Fund may be legally restricted from entering into a "joint transaction" (as defined in the Investment Company Act) with the Tremont Accounts with respect to the securities of an issuer without first obtaining exemptive relief from the SEC. See "Other Matters" below. Directors, officers, employees and affiliates of Tremont may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers, employees and affiliates of Tremont, or by Tremont for the Tremont Accounts, that are the same, different or made at a different time than positions taken for the Fund. OTHER MATTERS Except in accordance with applicable law, OFI, Tremont and their affiliates are not permitted to buy securities or other property from, or sell securities or other property to, the Fund. However, subject to certain conditions imposed by applicable rules under the Investment Company Act, the Fund may effect certain principal transactions in securities with one or more accounts managed by OFI or Tremont, except for accounts as to which OFI, Tremont or any of their affiliates serves as a general partner or as to which they may be deemed to be an affiliated person (or an affiliated person of such a person), other than an affiliation that results solely from OFI, Tremont or one of their affiliates serving as an investment adviser to the account. These transactions would be made in circumstances where Tremont has determined it would be appropriate for the Fund to purchase (or sell), and Tremont or OFI has determined it would be appropriate for another account to sell (or purchase), the same security or instrument on the same day. Future investment activities of OFI, Tremont and their affiliates, and of their respective directors, officers or employees, may give rise to additional conflicts of interest. TAX ASPECTS The following is a summary of certain aspects of the income taxation of the Fund and its Members which should be considered by a prospective Member. The Fund has not sought a ruling from the Internal Revenue Service (the "Service") or any other Federal, state or local agency with respect to any of the tax issues affecting the Fund, nor has it obtained an opinion of counsel with respect to any Federal tax issues other than the characterization of the Fund as a partnership for Federal income tax purposes. This summary of certain aspects of the Federal income tax treatment of the Fund is based upon the Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions, Treasury Regulations (the "Regulations") and rulings in existence on the date hereof, all of which are subject to change. This summary does not discuss the impact of various proposals to amend the Code which could change certain of the tax consequences of an investment in the Fund. This summary also does not discuss all of the tax consequences that may be relevant to a particular investor or to certain investors subject to special treatment under the Federal income tax laws, such as insurance companies. EACH PROSPECTIVE MEMBER SHOULD CONSULT WITH ITS OWN TAX ADVISER IN ORDER FULLY TO UNDERSTAND THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND. In addition to the particular matters set forth in this section, tax-exempt organizations should review carefully those sections of the prospectus and the SAI regarding liquidity and other financial matters to ascertain whether the investment objectives of the Fund are consistent with their overall investment plans. Each prospective tax-exempt Member is urged to consult its own counsel regarding the acquisition of Interests. Tax Treatment of Fund Operations -------------------------------- Classification of the Fund. The Fund has received an opinion of Schulte Roth & Zabel LLP, --------------------------- Special Fund Counsel, that under the provisions of the Code and the Regulations, as in effect on the date of the opinion, as well as under the relevant authority interpreting the Code and the Regulations, and based upon certain representations of the Board, the Fund will be treated as a partnership for Federal income tax purposes and not as an association taxable as a corporation. Under Section 7704 of the Code, "publicly traded partnerships" are generally treated as corporations for Federal income tax purposes. A publicly traded partnership is any partnership the interests in which are traded on an established securities market or which are readily tradable on a secondary market (or the substantial equivalent thereof). Interests in the Fund will not be traded on an established securities market. Regulations concerning the classification of partnerships as publicly traded partnerships (the "Section 7704 Regulations") provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market (or the substantial equivalent thereof). The Fund may not be eligible for any of those safe harbors. In particular, it will not qualify under the private placement safe harbor set forth in the Section 7704 Regulations if the Fund has more than 100 Members. The Section 7704 Regulations specifically provide that the fact that a partnership does not qualify for the safe harbors is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market (or the substantial equivalent thereof). Rather, in this event the partnership's status is examined under a general facts and circumstances test set forth in the Section 7704 Regulations. Schulte Roth & Zabel LLP also will render its opinion that, under this "facts and circumstances" test, and based upon the anticipated operations of the Fund as well as the legislative history to Section 7704, the text of the Section 7704 Regulations and certain representations of the Board, the interests in the Fund will not be readily tradable on a secondary market (or the substantial equivalent thereof) and, therefore, that the Fund will not be treated as a publicly traded partnership taxable as a corporation. Neither of the opinions of counsel described above, however, is binding on the Service or the courts. If it were determined that the Fund should be treated as an association or a publicly traded partnership taxable as a corporation for Federal income tax purposes (as a result of a successful challenge to such opinions by the Service, changes in the Code, the Regulations or judicial interpretations thereof, a material adverse change in facts, or otherwise), the taxable income of the Fund would be subject to corporate income tax when recognized by the Fund; distributions of such income, other than in certain redemptions of Interests, would be treated as dividend income when received by the Members to the extent of the current or accumulated earnings and profits of the Fund; and Members would not be entitled to report profits or losses realized by the Fund. UNLESS OTHERWISE INDICATED, REFERENCES IN THE FOLLOWING DISCUSSION OF THE TAX CONSEQUENCES OF FUND INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF THE FUND, AND THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF IT BEING AN INVESTOR IN A PORTFOLIO FUND. As a partnership, the Fund is not itself subject to Federal income tax. The Fund files an annual partnership information return with the Service which reports the results of operations. Each Member is required to report separately on its income tax return its distributive share of the Fund's net long-term capital gain or loss, net short-term capital gain or loss and all other items of ordinary income or loss. Each Member is taxed on its distributive share of the Fund's taxable income and gain regardless of whether it has received or will receive a distribution from the Fund. Allocation of Profits and Losses. Under the LLC Agreement, the Fund's net capital appreciation -------------------------------- or net capital depreciation for each accounting period is allocated among the Members and to their capital accounts without regard to the amount of income or loss actually recognized by the Fund for Federal income tax purposes. The LLC Agreement provides that items of income, deduction, gain, loss or credit actually recognized by the Fund for each fiscal year generally are to be allocated for income tax purposes among the Members pursuant to Regulations issued under Sections 704(b) and 704(c) of the Code, based upon amounts of the Fund's net capital appreciation or net capital depreciation allocated to each Member's capital account for the current and prior fiscal years. Under the LLC Agreement, the Board has the discretion to allocate specially an amount of the Fund's capital gain (including short-term capital gain) for Federal income tax purposes to the Special Advisory Member and to a withdrawing Member to the extent that the Special Advisory Member's or a Member's capital account balance exceeds the Federal income tax basis in their respective Interests. There can be no assurance that, if the Board makes such a special allocation, the Service will accept such allocation. If such allocation is successfully challenged by the Service, the Fund's gains allocable to the remaining Members would be increased. Tax Elections; Returns; Tax Audits. The Code provides for optional adjustments to the basis of ------------------------------------ partnership property upon distributions of partnership property to a partner and transfers of partnership interests (including by reason of death) provided that a partnership election has been made pursuant to Section 754. Under the LLC Agreement, at the request of a Member, the Board, in its sole discretion, may cause the Fund to make such an election. Any such election, once made, cannot be revoked without the Service's consent. The actual effect of any such election may depend upon whether any Portfolio Fund also makes such an election. As a result of the complexity and added expense of the tax accounting required to implement such an election, the Board presently does not intend to make such election. The Board decides how to report the partnership items on the Fund's tax returns, and all Members are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency. Given the uncertainty and complexity of the tax laws, it is possible that the Service may not agree with the manner in which the Fund's items have been reported. In the event the income tax returns of the Fund are audited by the Service, the tax treatment of the Fund's income and deductions generally is determined at the limited liability company level in a single proceeding rather than by individual audits of the Members. A Member chosen by the Board, designated as the "Tax Matters Partner", has considerable authority to make decisions affecting the tax treatment and procedural rights of all Members. In addition, the Tax Matters Partner has the authority to bind certain Members to settlement agreements and the right on behalf of all Members to extend the statute of limitations relating to the Members' tax liabilities with respect to Fund items. Tax Consequences to a Withdrawing Member ---------------------------------------- A Member receiving a cash liquidating distribution from the Fund, in connection with a complete withdrawal from the Fund, generally will recognize capital gain or loss to the extent of the difference between the proceeds received by such Member and such Member's adjusted tax basis in its Interest. Such capital gain or loss will be short-term, long-term, or some combination of both, depending upon the timing of the Member's contributions to the Fund. However, a withdrawing Member will recognize ordinary income to the extent such Member's allocable share of the Fund's "unrealized receivables" exceeds the Member's basis in such unrealized receivables (as determined pursuant to the Regulations). For these purposes, accrued but untaxed market discount, if any, on securities held by the Fund will be treated as an unrealized receivable, with respect to which a withdrawing Member would recognize ordinary income. A Member receiving a cash nonliquidating distribution will recognize income in a similar manner only to the extent that the amount of the distribution exceeds such Member's adjusted tax basis in its Interest. As discussed above, the LLC Agreement provides that the Board may specially allocate items of Fund capital gain (including short-term capital gain) to a withdrawing Member to the extent its capital account would otherwise exceed its adjusted tax basis in its Interest. Such a special allocation of gain may result in the withdrawing Member recognizing capital gain, which may include short-term capital gain, in the Member's last taxable year in the Fund, thereby reducing the amount of long-term capital gain recognized during the tax year in which it receives its liquidating distribution upon withdrawal. Distributions of Property. A partner's receipt of a distribution of property from a --------------------------- partnership is generally not taxable. However, under Section 731 of the Code, a distribution consisting of marketable securities generally is treated as a distribution of cash (rather than property) unless the distributing partnership is an "investment partnership" within the meaning of Section 731(c)(3)(C)(i) and the recipient is an "eligible partner" within the meaning of Section 731(c)(3)(C)(iii). The Fund will determine at the appropriate time whether it qualifies as an "investment partnership." Assuming it so qualifies, if a Member is an "eligible partner", which term should include a Member whose contributions to the Fund consisted solely of cash, the recharacterization rule described above would not apply. Tax Treatment of Fund Investments --------------------------------- In General. The Fund expects to act as a trader or investor, and not as a dealer, with respect ---------- to its securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts. A dealer, on the other hand, is a person who purchases securities for resale to customers rather than for investment or speculation. Generally, the gains and losses realized by a trader or an investor on the sale of securities are capital gains and losses. Thus, subject to the treatment of certain currency exchange gains as ordinary income (see "Currency Fluctuations - 'Section 988' Gains or Losses" below) and certain other transactions described below, the Fund expects that its gains and losses from its securities transactions typically will be capital gains and capital losses. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time the Fund maintains a particular investment position and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. The application of certain rules relating to short sales, to so-called "straddle" and "wash sale" transactions and to Section 1256 Contracts (defined below) may serve to alter the manner in which the Fund's holding period for a security is determined or may otherwise affect the characterization as short-term or long-term, and also the timing of the realization, of certain gains or losses. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Fund.5 The maximum ordinary income tax rate for individuals is 38.6%6 and, in general, the maximum individual income tax rate for long-term capital gains is 20%7 (unless the taxpayer elects to be taxed at ordinary rates - see "Limitation on Deductibility of Interest and Short Sale Expenses" below), although in all cases the actual rates may be higher due to the phase out of certain tax deductions, exemptions and credits. The excess of capital losses over capital gains may be offset against the ordinary income of an individual taxpayer, subject to an annual deduction limitation of $3,000. For corporate taxpayers, the maximum income tax rate is 35%. Capital losses of a corporate taxpayer may be offset only against capital gains, but unused capital losses may be carried back three years (subject to certain limitations) and carried forward five years. The Fund may realize ordinary income from dividends and accruals of interest on securities. The Fund may hold debt obligations with "original issue discount." In such case, the Fund would be required to include amounts in taxable income on a current basis even though receipt of such amounts may occur in a subsequent year. The Fund may also acquire debt obligations with "market discount." Upon disposition of such an obligation, the Fund generally would be required to treat gain realized as interest income to the extent of the market discount which accrued during the period the debt obligation was held by the Fund. The Fund may realize ordinary income or loss with respect to its investments in partnerships engaged in a trade or business. Income or loss from transactions involving certain derivative instruments, such as swap transactions, will also generally constitute ordinary income or loss. In addition, amounts, if any, payable by the Fund in connection with equity swaps, interest rate swaps, caps, floors and collars likely would be considered "miscellaneous itemized deductions" which, for a noncorporate Member, may be subject to restrictions on their deductibility. See "Deductibility of Fund Investment Expenditures by Noncorporate Members" below. Moreover, gain recognized from certain "conversion transactions" will be treated as ordinary income.8 Currency Fluctuations - "Section 988" Gains or Losses. To the extent that its investments are ------------------------------------------------------ made in securities denominated in a foreign currency, gain or loss realized by the Fund frequently will be affected by the fluctuation in the value of such foreign currencies relative to the value of the dollar. Generally, gains or losses with respect to the Fund's investments in common stock of foreign issuers will be taxed as capital gains or losses at the time of the disposition of such stock. However, under Section 988 of the Code, gains and losses of the Fund on the acquisition and disposition of foreign currency (e.g., the purchase of ---- foreign currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss. Moreover, under Section 988, gains or losses on disposition of debt securities denominated in a foreign currency to the extent attributable to fluctuation in the value of the foreign currency between the date of acquisition of the debt security and the date of disposition will be treated as ordinary income or loss. Similarly, gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities may be treated as ordinary income or ordinary loss. As indicated above, the Fund may acquire foreign currency forward contracts, enter into foreign currency futures contracts and acquire put and call options on foreign currencies. Generally, foreign currency regulated futures contracts and option contracts that qualify as "Section 1256 Contracts" (see "Section 1256 Contracts" below), will not be subject to ordinary income or loss treatment under Section 988. However, if the Fund acquires currency futures contracts or option contracts that are not Section 1256 Contracts, or any currency forward contracts, any gain or loss realized by the Fund with respect to such instruments will be ordinary, unless (i) the contract is a capital asset in the hands of the Fund and is not a part of a straddle transaction and (ii) an election is made (by the close of the day the transaction is entered into) to treat the gain or loss attributable to such contract as capital gain or loss. Section 1256 Contracts. In the case of Section 1256 Contracts, the Code generally applies a ----------------------- "mark to market" system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation. A Section 1256 Contract includes certain regulated futures contracts, certain foreign currency forward contracts, and certain options contracts. Under these rules, Section 1256 Contracts held by the Fund at the end of each taxable year of the Fund are treated for Federal income tax purposes as if they were sold by the Fund for their fair market value on the last business day of such taxable year. The net gain or loss, if any, resulting from such deemed sales (known as "marking to market"), together with any gain or loss resulting from actual sales of Section 1256 Contracts, must be taken into account by the Fund in computing its taxable income for such year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the "mark to market" rules. Capital gains and losses from such Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof. Such gains and losses will be taxed under the general rules described above. Gains and losses from certain foreign currency transactions will be treated as ordinary income and losses. (See "Currency Fluctuations - 'Section 988' Gains or Losses.") If an individual taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gain to the extent that such gain includes gains on Section 1256 Contracts. Mixed Straddle Election. The Code allows a taxpayer to elect to offset gains and losses from ------------------------- positions which are part of a "mixed straddle." A "mixed straddle" is any straddle in which one or more but not all positions are Section 1256 Contracts. Pursuant to Temporary Regulations, the Fund (and any Portfolio Fund) may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily "marking to market" of all open positions in the account and a daily netting of gains and losses from positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes. The application of the Temporary Regulations' mixed straddle account rules is not entirely clear. Therefore, there is no assurance that a mixed straddle account election by the Fund will be accepted by the Service. Short Sales. Gain or loss from a short sale of property is generally considered as capital ------------ gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Fund's hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date the short sale is entered into, gains on short sales generally are short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, "substantially identical property" has been held by the Fund for more than one year. In addition, these rules may also terminate the running of the holding period of "substantially identical property" held by the Fund. Gain or loss on a short sale will generally not be realized until such time that the short sale is closed. However, if the Fund holds a short sale position with respect to stock, certain debt obligations or partnership interests that has appreciated in value and then acquires property that is the same as or substantially identical to the property sold short, the Fund generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property. Similarly, if the Fund holds an appreciated financial position with respect to stock, certain debt obligations, or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the Fund generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if such position were acquired on the date of the constructive sale. Effect of Straddle Rules on Members' Securities Positions. The Service may treat certain -------------------------------------------------------------- positions in securities held (directly or indirectly) by a Member and its indirect interest in similar securities held by the Fund as "straddles" for Federal income tax purposes. The application of the "straddle" rules in such a case could affect a Member's holding period for the securities involved and may defer the recognition of losses with respect to such securities.9 Limitation on Deductibility of Interest and Short Sale Expenses. For noncorporate taxpayers, ----------------------------------------------------------------- Section 163(d) of the Code limits the deduction for "investment interest" (i.e., interest or short sale expenses ---- for "indebtedness properly allocable to property held for investment"). Investment interest is not deductible in the current year to the extent that it exceeds the taxpayer's "net investment income," consisting of net gain and ordinary income derived from investments in the current year less certain directly connected expenses (other than interest or short sale expenses). For this purpose, any long-term capital gain is excluded from net investment income unless the taxpayer elects to pay tax on such amount at ordinary income tax rates. For purposes of this provision, the Fund's activities will be treated as giving rise to investment income for a Member, and the investment interest limitation would apply to a noncorporate Member's share of the interest and short sale expenses attributable to the Fund's operation. In such case, a noncorporate Member would be denied a deduction for all or part of that portion of its distributive share of the Fund's ordinary losses attributable to interest and short sale expenses unless it had sufficient investment income from all sources including the Fund. A Member that could not deduct losses currently as a result of the application of Section 163(d) would be entitled to carry forward such losses to future years, subject to the same limitation. The investment interest limitation would also apply to interest paid by a noncorporate Member on money borrowed to finance its investment in the Fund. Potential investors are advised to consult with their own tax advisers with respect to the application of the investment interest limitation in their particular tax situations. Deductibility of Fund Investment Expenditures and Certain Other Expenditures. Investment --------------------------------------------------------------------------------------- expenses (e.g., investment advisory fees) of an individual, trust or estate are deductible only to the extent ---- they exceed 2% of adjusted gross income.10 In addition, the Code further restricts the ability of an individual with an adjusted gross income in excess of a specified amount (for 2002, $137,300 or $68,650 for a married person filing a separate return) to deduct such investment expenses. Under such provision, investment expenses in excess of 2% of adjusted gross income may only be deducted to the extent such excess expenses (along with certain other itemized deductions) exceed the lesser of (i) 3% of the excess of the individual's adjusted gross income over the specified amount or (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year.11 Moreover, such investment expenses are miscellaneous itemized deductions which are not deductible by a noncorporate taxpayer in calculating its alternative minimum tax liability. Pursuant to Temporary Regulations issued by the Treasury Department, these limitations on deductibility should not apply to a noncorporate Member's share of the trade or business expenses of the Fund. These limitations will apply, however, to a noncorporate Member's share of the investment expenses of the Fund (including the Management Fee, the fee paid to the OFI as the Fund's administrator and any fee payable to the managers of a Portfolio Fund), to the extent such expenses are allocable to a Portfolio Fund that is not in a trade or business within the meaning of the Code or to the investment activity of the Fund. The Fund intends to treat its expenses attributable to a Portfolio Fund that is engaged in trade or business within the meaning of the Code or to the trading activity of the Fund as not being subject to such limitations, although there can be no assurance that the Service will agree. The consequences of these limitations will vary depending upon the particular tax situation of each taxpayer. Accordingly, noncorporate Members should consult their tax advisers with respect to the application of these limitations. No deduction is allowed for sales loads paid by a Member to acquire an Interest in the Fund; instead any such fees will be included in the Member's adjusted tax basis for its Interest in the Fund. To the extent that any portion of the investor servicing fee is treated as a selling expense, such portion would be subject to the same treatment. Application of Rules for Income and Losses from Passive Activities. The Code restricts the ---------------------------------------------------------------------- deductibility of losses from a "passive activity" against certain income which is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. Pursuant to Temporary Regulations issued by the Treasury Department, income or loss from the Fund's securities investment and trading activity generally will not constitute income or loss from a passive activity. Therefore, passive losses from other sources generally could not be deducted against a Member's share of such income and gain from the Fund. Income or loss attributable to the Fund's investments in partnerships engaged in certain trades or businesses may constitute passive activity income or loss. "Phantom Income" From Fund Investments. Pursuant to various "anti-deferral" provisions of the -------------------------------------- Code (the "Subpart F," "passive foreign investment company" and "foreign personal holding company" provisions), investments (if any) by the Fund in certain foreign corporations may cause a Member to (i) recognize taxable income prior to the Fund's receipt of distributable proceeds, (ii) pay an interest charge on receipts that are deemed as having been deferred or (iii) recognize ordinary income that, but for the "anti-deferral" provisions, would have been treated as long-term or short-term capital gain. Foreign Taxes ------------- It is possible that certain dividends and interest directly or indirectly received by the Fund from sources within foreign countries will be subject to withholding taxes imposed by such countries. In addition, the Fund or a Portfolio Fund may also be subject to capital gains taxes in some of the foreign countries where they purchase and sell securities. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. It is impossible to predict in advance the rate of foreign tax the Fund will directly or indirectly pay since the amount of the Fund's assets to be invested in various countries is not known. The Members will be informed by the Fund as to their proportionate share of the foreign taxes paid by the Fund or a Portfolio Fund, which they will be required to include in their income. The Members generally will be entitled to claim either a credit (subject, however, to various limitations on foreign tax credits) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their Federal income taxes. A Member that is tax exempt will not ordinarily benefit from such credit or deduction. Unrelated Business Taxable Income --------------------------------- Generally, an exempt organization is exempt from Federal income tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner.12 This type of income is exempt even if it is realized from securities trading activity which constitutes a trade or business. This general exemption from tax does not apply to the "unrelated business taxable income" 1 The address of each Manager and Officer is 6803 S. Tucson Way, Englewood, CO 80112-3924, except as follows: the address for Messrs. Murphy, Zack and Mss. Feld and Lee is 498 Seventh Avenue, New York, New York 10018. 2 Each Manager and Officer serves for an indefinite term, until his or her resignation, death or removal. 3 Eustis Walcott is an "interested person" of the Fund (as defined in the Investment Company Act of 1940), by virtue of his former position as an officer of the Adviser's parent company. 4 John V. Murphy is an "interested person" of the Fund (as defined in the Investment Company Act of 1940), by virtue of his positions as an officer and director of the Fund's Adviser, and as a shareholder of its parent company. 5 Generally, in the absence of Regulations requiring it, the Fund will not treat positions held through different investment Portfolio Accounts or Portfolio Funds as offsetting positions for purposes of the straddle rules. 6 Under recently enacted legislation, this rate is reduced in stages until calendar year 2006 when the maximum rate will be 35%. However, this legislation contains a "sunset" provision that will result in the top rate being restored to 39.6% in 2011. 7 The maximum individual long-term capital gains tax rate is 18% for certain property purchased after December 31, 2000 and held for more than five years. 8 Generally, a conversion transaction is one of several enumerated transactions where substantially all of the taxpayer's return is attributable to the time value of the net investment in the transaction. The enumerated transactions are (i) the holding of any property (whether or not actively traded) and entering into a contract to sell such property (or substantially identical property) at a price determined in accordance with such contract, but only if such property was acquired and such contract was entered into on a substantially contemporaneous basis, (ii) certain straddles, (iii) generally any other transaction that is marketed or sold on the basis that it would have the economic characteristics of a loan but the interest-like return would be taxed as capital gain or (iv) any other transaction specified in Regulations. 9 The Fund will not generally be in a position to furnish to Members information regarding the securities positions of its Portfolio Funds which would permit a Member to determine whether its transactions in securities, which are also held by such Portfolio Funds, should be treated as offsetting positions for purposes of the straddle rules. 10 However, Section 67(e) of the Code provides that, in the case of a trust or an estate, such limitation does not apply to deductions or costs which are paid or incurred in connection with the administration of the estate or trust and would not have been incurred if the property were not held in such trust or estate. There is a disagreement between two Federal Courts of Appeal on the question of whether the investment advisory fees incurred by a trust are exempt (under Section 67(e)) from the 2% of adjusted gross income floor on deductibility. Members that are trusts or estates should consult their tax advisers as to the applicability of these cases to the investment expenses that are allocated to them. 11 Under recently enacted legislation, the latter limitation on itemized deductions will be reduced starting in calendar year 2006 and will be completely eliminated by 2010. However, this legislation contains a "sunset" provision that will result in the limitation on itemized deductions being restored in 2011. 12 With certain exceptions, tax-exempt organizations which are private foundations are subject to a 2% Federal excise tax on their "net investment income." The rate of the excise tax for any taxable year may be reduced to 1% if the private foundation meets certain distribution requirements for the taxable year. A private foundation will be required to make payments of estimated tax with respect to this excise tax. 13 Moreover, income realized from option writing and futures contract transactions generally would not constitute UBTI. ("UBTI") of an exempt organization. Generally, except as noted above with respect to certain categories of exempt trading activity, UBTI includes income or gain derived (either directly or through partnerships) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization's exempt purpose or function. UBTI also includes "unrelated debt-financed income," which generally consists of (i) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is "acquisition indebtedness" at any time during the taxable year, and (ii) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is "acquisition indebtedness" at any time during the twelve-month period ending with the date of such disposition. With respect to its investments in partnerships engaged in a trade or business, the Fund's income (or loss) from these investments may constitute UBTI. The Fund may incur "acquisition indebtedness" with respect to certain of its transactions, such as the purchase of securities on margin. Based upon a published ruling issued by the Service which generally holds that income and gain with respect to short sales of publicly traded stock does not constitute income from debt financed property for purposes of computing UBTI, the Fund will treat its short sales of securities as not involving "acquisition indebtedness" and therefore not resulting in UBTI.13 To the extent the Fund recognizes income (i.e., dividends and interest) from securities with respect to which there is "acquisition indebtedness" ---- during a taxable year, the percentage of such income which will be treated as UBTI generally will be based on the percentage which the "average acquisition indebtedness" incurred with respect to such securities is of the "average amount of the adjusted basis" of such securities during the taxable year. To the extent the Fund recognizes gain from securities with respect to which there is "acquisition indebtedness" at any time during the twelve-month period ending with the date of their disposition, the percentage of such gain which will be treated as UBTI will be based on the percentage which the highest amount of such "acquisition indebtedness" is of the "average amount of the adjusted basis" of such securities during the taxable year. In determining the unrelated debt-financed income of the Fund, an allocable portion of deductions directly connected with the Fund's debt-financed property is taken into account. Thus, for instance, a percentage of losses from debt-financed securities (based on the debt/basis percentage calculation described above) would offset gains treated as UBTI. Since the calculation of the Fund's "unrelated debt-financed income" is complex and will depend in large part on the amount of leverage, if any, used by the Fund from time to time,14 it is impossible to predict what percentage of the Fund's income and gains will be treated as UBTI for a Member which is an exempt organization. An exempt organization's share of the income or gains of the Fund which is treated as UBTI may not be offset by losses of the exempt organization either from the Fund or otherwise, unless such losses are treated as attributable to an unrelated trade or business (e.g., losses from securities for which there is acquisition ---- indebtedness). To the extent that the Fund generates UBTI, the applicable Federal tax rate for such a Member generally would be either the corporate or trust tax rate depending upon the nature of the particular exempt organization. An exempt organization may be required to support, to the satisfaction of the Service, the method used to calculate its UBTI. The Fund will be required to report to a Member which is an exempt organization information as to the portion, if any, of its income and gains from the Fund for each year which will be treated as UBTI. The calculation of such amount with respect to transactions entered into by the Fund is highly complex, and there is no assurance that the Fund's calculation of UBTI will be accepted by the Service. In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion of the Fund's income and gains which is not treated as UBTI will continue to be exempt from tax, as will the organization's income and gains from other investments which are not treated as UBTI. Therefore, the possibility of realizing UBTI from its investment in the Fund generally should not affect the tax-exempt status of such an exempt organization.15 However, a charitable remainder trust will not be exempt from Federal income tax under Section 664(c) of the Code for any year in which it has UBTI. A title-holding company will not be exempt from tax if it has certain types of UBTI. Moreover, the charitable contribution deduction for a trust under Section 642(c) of the Code may be limited for any year in which the trust has UBTI. A prospective investor should consult its tax adviser with respect to the tax consequences of receiving UBTI from the Fund. (See "ERISA Considerations.") Certain Issues Pertaining to Specific Exempt Organizations ---------------------------------------------------------- Private Foundations. Private foundations and their managers are subject to excise taxes if -------------------- they invest "any amount in such a manner as to jeopardize the carrying out of any of the foundation's exempt purposes." This rule requires a foundation manager, in making an investment, to exercise "ordinary business care and prudence" under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors which a foundation manager may take into account in assessing an investment include the expected rate of return (both income and capital appreciation), the risks of rising and falling price levels, and the need for diversification within the foundation's portfolio. In order to avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its "distributable amount," which includes, among other things, the private foundation's "minimum investment return," defined as 5% of the excess of the fair market value of its nonfunctionally related assets (assets not used or held for use in carrying out the foundation's exempt purposes), over certain indebtedness incurred by the foundation in connection with such assets. It appears that a foundation's investment in the Fund would most probably be classified as a nonfunctionally related asset. A determination that an interest in the Fund is a nonfunctionally related asset could conceivably cause cash flow problems for a prospective Member which is a private foundation. Such an organization could be required to make distributions in an amount determined by reference to unrealized appreciation in the value of its interest in the Fund. Of course, this factor would create less of a problem to the extent that the value of the investment in the Fund is not significant in relation to the value of other assets held by a foundation. In some instances, an investment in the Fund by a private foundation may be prohibited by the "excess business holdings" provisions of the Code. For example, if a private foundation (either directly or together with a "disqualified person") acquires more than 20% of the capital interest or profits interest of the Fund, the private foundation may be considered to have "excess business holdings." If this occurs, such foundation may be required to divest itself of its interest in the Fund in order to avoid the imposition of an excise tax. However, the excise tax will not apply if at least 95% of the gross income from the Fund is "passive" within the applicable provisions of the Code and Regulations. Although there can be no assurance, the Board believes that the Fund will meet such 95% gross income test. A substantial percentage of investments of certain "private operating foundations" may be restricted to assets directly devoted to their tax-exempt purposes. Otherwise, generally, rules similar to those discussed above govern their operations. Qualified Retirement Plans. Employee benefit plans subject to the provisions of ERISA, ---------------------------- Individual Retirement Accounts and Keogh Plans should consult their counsel as to the implications of such an investment under ERISA. (See "ERISA Considerations.") Endowment Funds. Investment managers of endowment funds should consider whether the ----------------- acquisition of an Interest is legally permissible. This is not a matter of Federal law, but is determined under state statutes. It should be noted, however, that under the Uniform Management of Institutional Funds Act, which has been adopted, in various forms, by a large number of states, participation in investment partnerships or similar organizations in which funds are commingled and investment determinations are made by persons other than the governing board of the endowment fund is allowed. State and Local Taxation ------------------------ In addition to the Federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the Fund. State and local tax laws differ in the treatment of limited liability companies such as the Fund. A few jurisdictions may impose entity level taxes on a limited liability company if it is found to have sufficient contact with that jurisdiction. Such taxes are frequently based on the income and capital of the entity that is allocated to the jurisdiction. Although there can be no assurance, except as noted below, the Fund intends to conduct its activities so that it will not be subject to entity level taxation by any state or local jurisdiction. State and local laws often differ from Federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Member's distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which it is a resident. A partnership in which the Fund acquires an interest may conduct business in a jurisdiction which will subject to tax a Member's share of the partnership's income from that business. Prospective investors should consult their tax advisers with respect to the availability of a credit for such tax in the jurisdiction in which that Member is a resident. The Fund, which is treated as a partnership for New York State and New York City income tax purposes, should not be subject to the New York City unincorporated business tax, which is not imposed on a partnership which purchases and sells securities for its "own account." (This exemption may not be applicable to the extent a partnership in which the Fund invests conducts a business in New York City.) By reason of a similar "own account" exemption, it is also expected that a nonresident individual Member should not be subject to New York State personal income tax with respect to his share of income or gain realized directly by the Fund. A nonresident individual Member will not be subject to New York City earnings tax on nonresidents with respect to his investment in the Fund. Individual Members who are residents of New York State and New York City should be aware that the New York State and New York City personal income tax laws limit the deductibility of itemized deductions and interest expense for individual taxpayers at certain income levels. These limitations may apply to a Member's share of some or all of the Fund's expenses. Prospective Members are urged to consult their tax advisers with respect to the impact of these provisions and the Federal limitations on the deductibility of certain itemized deductions and investment expenses on their New York State and New York City tax liability. For purposes of the New York State corporate franchise tax and the New York City general corporation tax, a corporation generally is treated as doing business in New York State and New York City, respectively, and is subject to such corporate taxes as a result of the ownership of a partnership interest in a partnership which does business in New York State and New York City, respectively.16 Each of the New York State and New York City corporate taxes are imposed, in part, on the corporation's taxable income or capital allocable to the relevant jurisdiction by application of the appropriate allocation percentages. Moreover, a non-New York corporation which does business in New York State may be subject to a New York State license fee. A corporation which is subject to New York State corporate franchise tax solely as a result of being a non-managing member in a New York partnership may, under certain circumstances, elect to compute its New York State corporate franchise tax by taking into account only its distributive share of such partnership's income and loss. There is currently no similar provision in effect for purposes of the New York City general corporation tax. Regulations under both the New York State corporate franchise tax and New York City general corporation tax, however, provide an exemption to this general rule in the case of a "portfolio investment partnership," which is defined, generally, as a partnership which meets the gross income requirements of Section 851(b)(2) of the Code. New York State (but not New York City) has adopted regulations that also include income and gains from commodity transactions described in Section 864(b)(2)(B)(iii) as qualifying gross income for this purpose. The qualification of the Fund as a "portfolio investment partnership" with respect to its investments through Portfolio Accounts and Portfolio Funds must be determined on an annual basis and, with respect to a taxable year, the Fund and/or one or more Portfolio Funds may not qualify as portfolio investment partnerships. Therefore, a corporate non-managing member may be treated as doing business in New York State and New York City as a result of its interest in the Fund or its indirect interest in a nonqualifying Portfolio Fund. A trust or other unincorporated organization which by reason of its purposes or activities is exempt from Federal income tax is also exempt from New York State and New York City personal income tax. A nonstock corporation which is exempt from Federal income tax is generally presumed to be exempt from New York State corporate franchise tax and New York City general corporation tax. New York State imposes a tax with respect to such exempt entities on UBTI (including unrelated debt-financed income) at a rate which is currently equal to the New York State corporate franchise tax rate (plus the corporate surtax). There is no New York City tax on the UBTI of an otherwise exempt entity. Each prospective corporate Member should consult its tax adviser with regard to the New York State and New York City tax consequences of an investment in the Fund. ERISA CONSIDERATIONS Persons who are fiduciaries with respect to an employee benefit plan or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (an "ERISA Plan" and "ERISA," respectively), and persons who are fiduciaries with respect to an IRA or Keogh Plan, which is not subject to ERISA but is subject to the prohibited transaction rules of Section 4975 of the Code (together with ERISA Plans, "Benefit Plans") should consider, among other things, the matters described below before determining whether to invest in the Fund. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in a prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, Department of Labor ("DOL") regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan's portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan's purposes, an examination of the risk and return factors, the portfolio's composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment (see "Tax Aspects--Unrelated Business Taxable Income" and "--Certain Issues Pertaining to Specific Exempt Organizations") and the projected return of the total portfolio relative to the ERISA Plan's funding objectives. Before investing the assets of an ERISA Plan in the Fund, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. For example, a fiduciary should consider whether an investment in the Fund may be too illiquid or too speculative for a particular ERISA Plan, and whether the assets of the ERISA Plan would be sufficiently diversified. If a fiduciary with respect to any such ERISA Plan breaches its or his responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary itself or himself may be held liable for losses incurred by the ERISA Plan as a result of such breach. Because the Fund is registered as an investment company under the Investment Company Act, the underlying assets of the Fund should not be considered to be "plan assets" of the ERISA Plans investing in the Fund for purposes of ERISA's (or the Code's) fiduciary responsibility and prohibited transaction rules. Thus, OFI and Tremont will not be fiduciaries within the meaning of ERISA by reason of their authority with respect to the Fund. A Benefit Plan which proposes to invest in the Fund will be required to represent that it, and any fiduciaries responsible for such Plan's investments, are aware of and understand the Fund's investment objective, policies and strategies, that the decision to invest plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the Benefit Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA and/or the Code. Certain prospective Benefit Plan Members may currently maintain relationships with OFI, Tremont or their affiliates. Each of such persons may be deemed to be a party in interest to and/or a fiduciary of any Benefit Plan to which it provides investment management, investment advisory or other services. ERISA prohibits (and the Code penalizes) the use of ERISA and Benefit Plan assets for the benefit of a party in interest and also prohibits (or penalizes) an ERISA or Benefit Plan fiduciary from using its position to cause such Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. ERISA and Benefit Plan Members should consult with counsel to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code. Fiduciaries of ERISA or Benefit Plan Members will be required to represent that the decision to invest in the Fund was made by them as fiduciaries that are independent of such affiliated persons, that such fiduciaries are duly authorized to make such investment decision and that they have not relied on any individualized advice or recommendation of such affiliated persons, as a primary basis for the decision to invest in the Fund. The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained in this SAI and the prospectus is general and may be affected by future publication of regulations and rulings. Potential Benefit Plan Members should consult their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Interests. BROKERAGE Each Portfolio Manager is directly responsible for placing orders for the execution of portfolio transactions for the Portfolio Fund or Portfolio Account that it manages and for the allocation of brokerage. Transactions on U.S. stock exchanges and on some foreign stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of foreign stock exchanges, commissions are fixed. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups. In selecting brokers and dealers to execute transactions on behalf of a Portfolio Fund or Portfolio Account, each Portfolio Manager will generally seek to obtain the best price and execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm, the scope and quality of brokerage services provided, and the firm's risk in positioning a block of securities. Although it is expected that each Portfolio Manager generally will seek reasonably competitive commission rates, a Portfolio Manager will not necessarily pay the lowest commission available on each transaction. The Portfolio Managers will typically have no obligation to deal with any broker or group of brokers in executing transactions in portfolio securities. Brokerage practices adopted by Portfolio Managers with respect to Portfolio Funds may vary and will be governed by each Portfolio Fund's organizational documents. Consistent with the principle of seeking best price and execution, a Portfolio Manager may place orders for a Portfolio Fund or Portfolio Account with brokers that provide the Portfolio Manager and its affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of the Portfolio Managers are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Portfolio Managers or their affiliates in providing services to clients other than the Portfolio Funds and the Portfolio Accounts they manage. In addition, not all of the supplemental information is necessarily used by a Portfolio Manager in connection with the Portfolio Fund or Portfolio Account it manages. Conversely, the information provided to a Portfolio Manager by brokers and dealers through which other clients of the Portfolio Manager or its affiliates effect securities transactions may be useful to the Portfolio Manager in providing services to the Portfolio Fund or a Portfolio Account. It is anticipated that Portfolio Managers (including each Portfolio Manager retained to manage a Portfolio Account) will generally follow brokerage placement practices similar to those described above. The brokerage placement practices described above will also be followed by Tremont to the extent it places transactions for the Fund. However, certain Portfolio Managers (other than those managing Portfolio Accounts) may have policies that permit the use of brokerage commissions of a Portfolio Fund to obtain products or services that are not research related and that may benefit the Portfolio Manager. VALUATION OF ASSETS The Board of Managers has established procedures for the valuation of the Fund's securities. In general those procedures are as follows: Equity securities, puts, calls and futures traded on a U.S. securities exchange or on NASDAQ are valued as follows: (1) if last sale information is regularly reported, they are valued at the last reported sale price on the principal exchange on which they are traded or on NASDAQ, as applicable, on that day, or (2) if last sale information is not available on a valuation date, they are valued at the last reported sale price preceding the valuation date if it is within the spread of the closing "bid" and "asked" prices on the valuation date or, if not, at the closing "bid" price on the valuation date. Equity securities traded on a foreign securities exchange generally are valued in one of the following ways: (1) at the last sale price available to the pricing service approved by the Board of Managers, or (2) at the last sale price obtained by OFI from the report of the principal exchange on which the security is traded at its last trading session on or immediately before the valuation date, or (3) at the mean between the "bid" and "asked" prices obtained from the principal exchange on which the security is traded or, on the basis of reasonable inquiry, from two market makers in the security. The following securities are valued at the mean between the "bid" and "asked" prices determined by a pricing service approved by the Board of Managers or obtained by OFI from two active market makers in the security on the basis of reasonable inquiry: (1) debt instruments that have a maturity of more than 397 days when issued, (2) debt instruments that had a maturity of 397 days or less when issued and have a remaining maturity of more than 60 days, (3) non-money market debt instruments that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less, and (4) puts, calls and futures that are not traded on an exchange or on NASDAQ. Money market debt securities that had a maturity of less than 397 days when issued that have a remaining maturity of 60 days or less are valued at cost, adjusted for amortization of premiums and accretion of discounts. Securities (including restricted securities) not having readily-available market quotations are valued at fair value determined under procedures established by the Board of Managers. If OFI is unable to locate two market makers willing to give quotes, a security may be priced at the mean between the "bid" and "asked" prices provided by a single active market maker (which in certain cases may be the "bid" price if no "asked" price is available). The Fund's interests in Portfolio Funds will not have readily available market quotations and will be valued at their "fair value," as determined under procedures established by the Board of Managers. As described in the prospectus, with respect to its interests in Portfolio Funds, the Fund will normally rely on valuation information provided by Portfolio Managers as being the "fair value" of such investments. The Board of Managers, however, will consider such information provided by Portfolio Managers, as well as other available information, and may possibly conclude in unusual circumstances that the information provided by a Portfolio Manager does not represent the "fair value" of the Fund's interests in Portfolio Funds. In the case of U.S. government securities, mortgage-backed securities, corporate bonds and foreign government securities, when last sale information is not generally available, OFI may use pricing services approved by the Board of Managers. The pricing service may use "matrix" comparisons to the prices for comparable instruments on the basis of quality, yield, and maturity. Other special factors may be involved (such as the tax-exempt status of the interest paid by municipal securities). OFI will monitor the accuracy of the pricing services. That monitoring may include comparing prices used for portfolio valuation to actual sales prices of selected securities. The closing prices in the London foreign exchange market on a particular business day that are provided by a bank, dealer or pricing service that OFI has determined to be reliable are used to value foreign currency, including forward foreign currency contracts, and to determine the U.S. dollar value of securities that are denominated or quoted in foreign currency. AUDITORS AND LEGAL COUNSEL Ernst & Young LLP serves as the independent auditors of the Fund. Its principal business address is 5 Times Square, New York, NY 10036. Schulte Roth & Zabel LLP, New York, New York, acts as Special Fund Counsel. Mayer, Brown & Platt, New York, New York, acts as Fund Counsel and Independent Manager Counsel. CUSTODIAN PFPC Trust Company (the "Custodian") serves as the custodian of the Fund's assets, and may maintain custody of the Fund's assets with domestic and non-U.S. subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Board. Assets of the Fund are not held by OFI or Tremont or commingled with the assets of other accounts except to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian's principal business address is 400 Bellevue Parkway, Wilmington, Delaware 19809. CONTROL PERSONS OFI has invested $100,000 in the Fund in order to provide the Fund's initial capital, and has been the sole Member of the Fund. OFI and Tremont will invest an additional $24,500,000 and $500,000 respectively, in the Fund at the closing of the initial offering for investment purposes. Interests held by OFI and Tremont may constitute more than 25% of outstanding Interests when the Fund's operations commence upon the closing of the initial offering of Interests, depending on the aggregate investments made in the Fund by other persons. By virtue of their ownership of more than 25% of the outstanding Interests, OFI and MassMutual (which controls OFI and Tremont), may be deemed to control the Fund and (depending on the value of Interests then held by other Members) may be in a position to control the outcome of voting on matters as to which Members are entitled to vote. OFI is a corporation organized under the laws of Colorado and maintains its principal office at 498 Seventh Avenue, New York, New York 10018. MassMutual is a mutual life insurance company organized under the laws of the Commonwealth of Massachusetts and maintains its principal office at 1295 State Street, Springfield, Massachusetts 01111. As of the commencement of the Fund's operations, OFI and MassMutual were the only persons owning of record or beneficially 5% or more of the outstanding Interests. SUMMARY OF LLC AGREEMENT The following is a summary description of additional items and of select provisions of the LLC Agreement that are not described elsewhere in this SAI or in the Fund's prospectus. The description of such items and provisions is not definitive and reference should be made to the complete text of the LLC Agreement contained in Appendix C to the prospectus. LIABILITY OF MEMBERS Members in the Fund will be members of a limited liability company as provided under Delaware law. Under Delaware law and the LLC Agreement, a Member will not be liable for the debts, obligations or liabilities of the Fund solely by reason of being a Member, except that the Member may be obligated to make capital contributions to the Fund pursuant to the LLC Agreement, to repay any funds wrongfully distributed to the Member. A Member may be required to contribute to the Fund, whether before or after the Fund's dissolution or after the Member ceases to be a Member, such amounts as the Fund deems necessary to meet the Fund's debts, obligations or liabilities (not to exceed for any Member, the aggregate amount of any distributions, amounts in connection with the repurchase of all or a portion of the Member's interests and any other amounts received by the Member from the Fund during or after the fiscal year to which any debt, obligation or liability of the Fund is incurred). DUTY OF CARE The LLC Agreement provides that neither the Managers, OFI, or Tremont (including certain of their affiliates, among others) shall be liable to the Fund or any of the Members for any loss or damage occasioned by any act or omission in the performance of their respective services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. The LLC Agreement also contains provisions for the indemnification, to the extent permitted by law, of the Managers by the Fund, but not by the Members individually, against any liability and expense to which any of them may be liable which arises in connection with the performance of their activities on behalf of the Fund. A Manager will not be personally liable to any Member for the repayment of any balance in such Member's capital account or for contributions by such Member to the capital of the Fund or by reason of any change in the Federal or state income tax laws applicable to the Fund or its Members. The rights of indemnification and exculpation provided under the LLC Agreement do not provide for indemnification of a Manager for any liability, including liability under Federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith, to the extent, but only to the extent, that such indemnification would be in violation of applicable law. POWER OF ATTORNEY By purchasing an Interest and by signing the LLC Agreement (which each Member will do by virtue of signing the Member certification form attached to the prospectus as Appendix A), each Member will appoint OFI and each of the Managers his or her attorney-in-fact for purposes of filing required certificates and documents relating to the formation and continuance of the Fund as a limited liability company under Delaware law or signing all instruments effecting authorized changes in the Fund or the LLC Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Fund. The power-of-attorney granted in the LLC Agreement is a special power-of-attorney coupled with an interest in favor of OFI and each of the Managers and as such is irrevocable and continues in effect until all of such Member's Interest has been withdrawn pursuant to a repurchase or redemption of the Interest or a transfer to one or more transferees that have been approved by the Board for admission to the Fund as substitute Members. TERM, DISSOLUTION AND LIQUIDATION The Fund will be dissolved: o upon the affirmative vote to dissolve the Fund by both (1) the Board and (2) Members holding at least two-thirds of the total number of votes eligible to be cast by all Members; o upon the expiration of any two-year period that commences on the date on which any Member has submitted a written notice to the Fund requesting the repurchase of its entire Interest, in accordance with the LLC Agreement, if the Fund has not repurchased the Member's Interest; o at the election of OFI; o upon the failure of Members to elect successor Managers at a meeting called by OFI when no Manager remains to continue the business of the Fund; or o as required by operation of law. Upon the occurrence of any event of dissolution, the Board or OFI, acting as liquidator under appointment by the Board (or another liquidator, if the Board does not appoint OFI to act as liquidator or is unable to perform this function), is charged with winding up the affairs of the Fund and liquidating its assets. Net profits or net loss during the fiscal period including the period of liquidation will be allocated as described in the prospectus under "Capital Accounts -- Allocation of Net Profits and Losses." Upon the dissolution of the Fund, its assets are to be distributed (1) first to satisfy the debts, liabilities and obligations of the Fund, other than debts to Members, including actual or anticipated liquidation expenses, (2) next to satisfy debts, liabilities and obligations owing to the Members, (3) next to the Special Advisory Member to the extent of any balance in the Special Advisory Account after giving effect to any Incentive Allocation to be made as of the date of dissolution of the Fund, and (4) finally to the Members proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in-kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Members in facilitating an orderly liquidation. VOTING Each Member has the right to cast a number of votes equal to the value of the Member's capital account at a meeting of Members called by the Board or by Members holding 25% or more of the total number of votes eligible to be cast. Members will be entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would normally be entitled to vote, including the election of Managers, approval of the Fund's agreement any investment adviser of the Fund, and approval of the Company's auditors, and on certain other matters, to the extent that the Investment Company Act requires a vote of Members on any such matters. Except for the exercise of their voting privileges, Members in their capacity as such are not entitled to participate in the management or control of the Fund's business, and may not act for or bind the Fund. The interest of the Special Advisory Member is non-voting. REPORTS TO MEMBERS The Fund will furnish to Members as soon as practicable after the end of each taxable year such information as is necessary for such Members to complete Federal and state income tax or information returns, along with any other tax information required by law. The Fund will send to Members a semi-annual and an audited annual report within 60 days after the close of the period for which it is being made, or as otherwise required by the Investment Company Act. Quarterly reports from OFI or Tremont regarding the Fund's operations during each fiscal quarter also will be sent to Members. FISCAL YEAR For accounting purposes, the Fund's fiscal year is the 12-month period ending on March 31. The first fiscal year of the Fund will commence on the date of the initial closing and will end on March 31, 2002. For tax purposes, the Fund intends to adopt the 12-month period ending December 31 of each year will be the taxable year of the Fund. as its taxable year. However, in certain circumstances the Fund may be required to adopt a taxable year ending on another date. A taxable year ending on such other date may therefore be required temporarily until the Fund has attracted additional investors with calendar years for tax purposes, at which time the Fund may be eligible to change its taxable year-end to December 31. FUND ADVERTISING AND SALES MATERIAL Advertisements and sales literature relating to the Fund and reports to Members may include quotations of investment performance. In these materials, the Fund's performance will normally be portrayed as the net return to an investor in the Fund during each month or quarter of the period for which investment performance is being shown. Cumulative performance and year-to-date performance computed by aggregating quarterly or monthly return data may also be used. Investment returns will be reported on a net basis, after all fees and expenses and the Incentive Allocation. Other methods may also be used to portray the Fund's investment performance. The Fund's investment performance will vary from time to time, and past results are not necessarily representative of future results. Comparative performance information, as well as any published ratings, rankings and analyses, reports and articles discussing the Fund, may also be used to advertise or market the Fund, including data and materials prepared by recognized sources of such information. Such information may include comparisons of the Fund's investment performance to the performance of recognized market indices and indices, including but not limited to the CSFB/Tremont Hedge Fund Index, an index prepared in part by Tremont Advisers, Inc., an affiliate of OFI and Tremont. Comparisons may also be made to economic and financial trends and data that may be relevant for investors to consider in determining whether to invest in the Fund. LETTER OF INTENT A Letter of Intent is an investor's statement in writing to the Distributor of the intention to purchase Interests in the Fund during a 13-month period (the "Letter of Intent period"). The total amount of your intended investment will determine the reduced sales charge rate that applies to investments during that period. You can include investments made up to 90 days before the date of the Letter. In submitting a Letter of Intent, you make no commitment to invest in the Fund. For purposes of determining whether the Letter of Intent has been fulfilled at the end of the Letter of Intent period, if the gross amount of any contributions in escrow pending investment in the Fund, plus the greater of (1) gross contributions invested in the Fund less Interests redeemed prior to the end of the Letter of Intent period or (2) the value of Interests you own (determined as of the most recent valuation date, exceeds the intended investment under the Letter of Intent, then the Letter of Intent has been fulfilled. If the Letter of Intent is not fulfilled, the investor agrees to pay the additional amount of sales charge applicable to such investments, and any commissions previously paid to the dealer of record for the account will be adjusted to the rates applicable to actual total investments. The investor agrees to be bound by the terms of the Prospectus, this Statement of Additional Information and the Application used for a Letter of Intent. If those terms are amended, as they may be from time to time by the Fund, the investor agrees to be bound by the amended terms and that those amendments will apply automatically to existing Letters of Intent. RIGHT OF ACCUMULATION To qualify for the lower sales charge rates that apply to larger investments in the Fund, you and your spouse can add together: o Interests in the Fund you purchase for your individual accounts (including IRAs), or for your joint accounts, or for trust or custodial accounts on behalf of your children who are minors, and o Current investments in the Fund to reduce the sales charge rate that applies to current purchases of Interests in the Fund, and o Interests of the Fund you previously purchased subject to a sales charge, provided that you still hold that investment. A fiduciary can count all Interests purchased for a trust, estate or other fiduciary account that has multiple accounts. To determine the sales charge rate that applies, the Distributor will add, to the gross amount of the purchase to be held in escrow pending investment in the Fund: (1) net amounts already held in escrow pending investment in the Fund, (2) Interests purchased on first business day of the current month, and (3) all other Interests previously purchased (determined as of the most recent valuation date). The reduced sales charge will apply only to the current purchase. FINANCIAL STATEMENTS Report of Independent Auditors To the Members and Board of Managers of Oppenheimer Tremont Market Neutral Fund, LLC We have audited the accompanying statement of assets, liabilities and members' capital of Oppenheimer Tremont Market Neutral Fund, LLC (the "Fund") as of March 31, 2002, and the related statements of operations, changes in members' capital and cash flows for the period from January 2, 2002 (commencement of operations) to March 31, 2002. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of March 31, 2002, by correspondence with the general partners/managing members of the investment funds. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oppenheimer Tremont Market Neutral Fund, LLC at March 31, 2002, and the results of its operations, changes in its members' capital and its cash flows for the period from January 2, 2002 to March 31, 2002, in conformity with accounting principles generally accepted in the United States. /s/ ERNST & YOUNG LLP [GRAPHIC OMITTED] New York, New York May 16, 2002 OPPENHEIMER TREMONT MARKET NEUTRAL FUND, LLC STATEMENT OF ASSETS, LIABILITIES AND MEMBERS' CAPITAL -------------------------------------------------------------------------------- MARCH 31, 2002 -------------- ASSETS Investments in investment funds, at value (cost $24,900,000) $ 25,276,650 Cash and cash equivalents 7,640 Other assets 10,412 -------------- TOTAL ASSETS 25,294,702 -------------- LIABILITIES Management fee 41,902 Professional fees 30,000 Offering costs 18,476 Administration fee 10,478 Printing fees 10,000 Accounting and investor processing fees 6,070 Miscellaneous 2,949 -------------- TOTAL LIABILITIES 119,875 -------------- NET ASSETS $ 25,174,827 ============== MEMBERS' CAPITAL Represented by: Net capital contributions $ 24,798,177 Accumulated net unrealized appreciation on investments 376,650 -------------- TOTAL MEMBERS' CAPITAL $ 25,174,827 ============== The accompanying notes are an integral part of these financial statements. -2- OPPENHEIMER TREMONT MARKET NEUTRAL FUND, LLC STATEMENT OF OPERATIONS -------------------------------------------------------------------------------- PERIOD FROM JANUARY 2, 2002 (COMMENCEMENT OF OPERATIONS) TO MARCH 31, 2002 ----------------- INVESTMENT INCOME Dividends $ 911 ----------- EXPENSES Management fee 62,715 Professional fees 30,000 Administration fee 15,682 Board of Managers' fees and expenses 12,000 Printing fees 10,000 Accounting and investor processing fees 6,070 Miscellaneous 6,766 ----------- TOTAL EXPENSES 143,233 ----------- NET INVESTMENT LOSS (142,322) ----------- CHANGE IN NET UNREALIZED APPRECIATION ON INVESTMENTS 376,650 ----------- INCREASE IN MEMBERS' CAPITAL DERIVED FROM OPERATIONS $ 234,328 =========== The accompanying notes are an integral part of these financial statements. -3- OPPENHEIMER TREMONT MARKET NEUTRAL FUND, LLC STATEMENT OF CHANGES IN MEMBERS' CAPITAL --------------------------------------------------------------------------------

                                                                                    PERIOD FROM
                                                                                  JANUARY 2, 2002
                                                                                   (COMMENCEMENT
                                                                                 OF OPERATIONS) TO
                                                                                   MARCH 31, 2002
                                                                                 -----------------

FROM OPERATIONS
    Net investment loss                                                            $     (142,322)
    Change in net unrealized appreciation on investments                                  376,650
                                                                                   --------------
INCREASE IN MEMBERS' CAPITAL DERIVED
    FROM OPERATIONS                                                                       234,328
                                                                                   --------------

MEMBERS' CAPITAL TRANSACTIONS

    Proceeds from Adviser subscriptions (net of offering costs of $311,650)            24,190,427
    Proceeds from Investment Manager subscriptions                                        500,042
    Proceeds from Member subscriptions                                                    150,030
                                                                                   --------------

INCREASE IN MEMBERS' CAPITAL
    DERIVED FROM CAPITAL TRANSACTIONS                                                  24,840,499

MEMBERS' CAPITAL AT BEGINNING OF PERIOD                                                   100,000*
                                                                                   --------------

MEMBERS' CAPITAL AT END OF PERIOD                                                  $   25,174,827
                                                                                   ==============

* The Fund was initially capitalized with $100,000 of capital on November 14, 2001.

The accompanying notes are an integral part of these financial statements.

-4- OPPENHEIMER TREMONT MARKET NEUTRAL FUND, LLC STATEMENT OF CASH FLOWS --------------------------------------------------------------------------------

                                                                                    PERIOD FROM
                                                                                  JANUARY 2, 2002
                                                                                   (COMMENCEMENT
                                                                                 OF OPERATIONS) TO
                                                                                  MARCH 31, 2002
                                                                                 -----------------

CASH FLOWS FROM OPERATING ACTIVITIES
    Increase in members' capital derived from operations                          $      234,328
    Adjustments to reconcile net increase in members' capital derived from operations to net cash used in operating activities:
      Purchases of investments                                                       (24,900,000)
      Net unrealized appreciation on investments                                        (376,650)
      Increase in other assets                                                           (10,412)
      Increase in management fee payable                                                  41,902
      Increase in professional fees payable                                               30,000
      Increase in offering costs payable                                                  18,476
      Increase in administration fee payable                                              10,478
      Increase in printing fees payable                                                   10,000
      Increase in accounting and investor processing fees payable                          6,070
      Increase in miscellaneous fees payable                                               2,949
                                                                                  --------------
NET CASH USED IN OPERATING ACTIVITIES                                                (24,932,859)

CASH FLOWS FROM FINANCING ACTIVITIES
    Net capital contributions                                                         24,840,499
                                                                                  --------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                             24,840,499

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                  (92,360)
    Cash and cash equivalents at beginning of period                                     100,000
                                                                                  --------------
    Cash and cash equivalents at end of period                                    $        7,640
                                                                                  ==============

The accompanying notes are an integral part of these financial statements.

-5- OPPENHEIMER TREMONT MARKET NEUTRAL FUND, LLC NOTES TO FINANCIAL STATEMENTS MARCH 31, 2002 -------------------------------------------------------------------------------- 1. ORGANIZATION
 	Oppenheimer Tremont Market Neutral Fund, LLC (the “Fund”) was organized as a Delaware limited liability company on October 3, 2001. The Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company. The Fund’s investment objective is to seek long-term capital appreciation consistent with preservation of capital while attempting to generate positive returns over various market cycles. The Fund will pursue this objective by investing primarily in private investment partnerships and similar investment vehicles (“Investment Funds”) that are managed by a select group of alternative asset managers that employ various “market neutral” investment strategies. These strategies encompass a broad range of investment programs that historically have exhibited a low correlation to the general performance of equity, debt and other markets. The Fund commenced operations on January 2, 2002.

 	The Fund’s Board of Managers (the “Board”) provides broad oversight over the operations and affairs of the Fund. A majority of the Board is comprised of persons who are independent with respect to the Fund.

 	OppenheimerFunds, Inc. (the “Adviser”), serves as the investment adviser of the Fund subject to the ultimate supervision of and subject to any policies established by the Board, pursuant to the terms of an investment advisory agreement with the Fund (the “Advisory Agreement”). Pursuant to the Advisory Agreement, the Adviser is responsible for developing, implementing and supervising the Fund’s investment program. The Adviser is authorized, subject to the approval of the Board and Members, to retain one of its affiliates to provide any or all of the investment advisory services required to be provided to the Fund or to assist the Adviser in providing these services. Tremont Partners, Inc. (the “Investment Manager”), an affiliate of the Adviser, has been retained to serve as the Fund’s Investment Manager and is responsible for providing day-to-day investment management services to the Fund, subject to the supervision of the Adviser.

 	The Adviser is an indirect wholly-owned subsidiary of MassMutual Financial Group, and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. The Adviser’s and Investment Manager’s capital account balances at March 31, 2002 were $24,519,620 and $504,761, respectively.

-6- OPPENHEIMER TREMONT MARKET NEUTRAL FUND, LLC NOTES TO FINANCIAL STATEMENTS MARCH 31, 2002 (CONTINUED) -------------------------------------------------------------------------------- 1. ORGANIZATION (CONTINUED)
 	Generally, initial and additional applications for interests by eligible investors may be accepted as of the first day of each month based on the Fund’s net asset value, less offering costs. The Fund reserves the right to reject any applications for interests in the Fund. The Fund from time to time may offer to repurchase outstanding interests based on the Fund’s net asset value pursuant to written tenders from Members. These repurchases will be made at such times and on such terms as may be determined by the Board, in its complete and exclusive discretion. The Adviser expects that it will recommend to the Board that the Fund offer to repurchase interests as of December 31, 2002, and thereafter, twice each year, as of the last business day of March and September. A redemption fee of 1.00% of the net asset value of an interest repurchased by the Fund will apply if the interest is repurchased less than one year after the Member’s initial investment in the Fund. A Member’s interest in the Fund can only be transferred or assigned with the written consent of the Board, which may be withheld in its sole and absolute discretion.

2. SIGNIFICANT ACCOUNTING POLICIES A. PORTFOLIO VALUATION
 	The net asset value of the Fund will be determined by or at the direction of the Adviser as of the close of business at the end of any fiscal period in accordance with the valuation principles set forth below or as may be determined from time to time pursuant to policies established by the Board.

 	The Fund’s investment in Investment Funds are subject to the terms and conditions of the respective operating agreements and offering memoranda, as appropriate. The Fund’s investments in Investment Funds are carried at fair value as determined by the Fund’s pro-rata interest in the net assets of each Investment Fund. All valuations utilize financial information supplied by each Investment Fund and are net of management and performance incentive fees or allocations payable to the Investment Funds’ managers pursuant to the Investment Funds’ agreements. The underlying investments of each Investment Fund are accounted for at fair value as described in each Investment Fund’s financial statements.

 	Distributions received, whether in the form of cash or securities, are applied as a reduction of the investment’s cost.

B. INCOME RECOGNITION
 	Dividend income is recorded on the ex-dividend date. Realized gains and losses from Investment Fund transactions are calculated on the identified cost basis.

-7- OPPENHEIMER TREMONT MARKET NEUTRAL FUND, LLC NOTES TO FINANCIAL STATEMENTS MARCH 31, 2002 (CONTINUED) -------------------------------------------------------------------------------- 2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) C. FUND COSTS
 	The Fund will bear all expenses incurred in its business, including, but not limited to, the following: all costs and expenses related to investment transactions and positions for the Fund’s account; legal fees; accounting and auditing fees; custodial fees; costs of computing the Fund’s net asset value; costs of insurance; registration expenses; offering costs; due diligence, including travel and related expenses; expenses of meetings of the Board and Members; all costs with respect to communications to Members; and other types of expenses as may be approved from time to time by the Board. Offering costs are charged to capital as incurred.

 	The Adviser assumed all offering costs associated with the initial registration and offering of interests by way of a special allocation of such costs directly to the capital account of the Adviser. In addition, the Adviser assumed all organizational expenses directly at the time of the seeding of the Fund.

D. INCOME TAXES
 	No provision for the payment of Federal, state or local income taxes has been provided. Each Member is individually required to report on its own tax return its distributive share of the Fund’s taxable income or loss.

 	In accordance with the accounting guidance provided in the AICPA Audit and Accounting Guide, “Audits of Investment Companies,” the Fund reclassified $142,322 from accumulated net investment loss to net capital contributions. This reclassification was to reflect, as an adjustment to net capital contributions, the amount of taxable income or loss that has been allocated to the Fund’s Members and had no effect on net assets.

E. CASH AND CASH EQUIVALENTS
 	Cash and cash equivalents consist of monies invested in money market funds sponsored by Blackrock Institutional Management Corporation, an affiliate of PNC Bank, N.A., and are accounted for at net asset value. Dividends receivable from such funds are included in other assets on the Statement of Assets, Liabilities and Members’ Capital. The Fund treats all financial instruments that mature within three months as cash equivalents.

F. USE OF ESTIMATES
 	The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Adviser to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Adviser believes that the estimates utilized in preparing the Fund’s financial statements are reasonable and prudent; however, actual results could differ from these estimates.

-8- OPPENHEIMER TREMONT MARKET NEUTRAL FUND, LLC NOTES TO FINANCIAL STATEMENTS MARCH 31, 2002 (CONTINUED) -------------------------------------------------------------------------------- 3. MANAGEMENT FEE, INCENTIVE ALLOCATION, RELATED PARTY TRANSACTIONS AND OTHER
 	The Adviser provides certain management and administration services to the Fund, including, among other things, providing office space and other support services. In consideration for such management services, the Fund pays the Adviser a monthly management fee (the “Management Fee”) at an annual rate of 1.00% of the Fund’s net assets determined as of the last day of the month (before any repurchases of Interests or Incentive Allocation). The Adviser pays 50% of its fee to the Investment Manager. In consideration for such administration services, the Fund pays the Adviser a monthly administration fee at an annual rate of 0.25% of the Fund’s net assets determined as of the last day of the month (before any repurchases of Interests or Incentive Allocation and the Management Fee).

 	Net profits or net losses of the Fund for each fiscal period are allocated among and credited to or debited against the capital accounts of all Members as of the last day of each fiscal period in accordance with the Members’ respective investment percentages for the fiscal period. The Investment Manager has been designated by the Adviser as the Special Advisory Member and is entitled to receive a performance-based allocation (the “Incentive Allocation”) equal to 5% of net profits, if any, in excess of the “Preferred Return”. The Preferred Return is an amount determined by applying an annual percentage rate equal to the 2-year Treasury constant maturity rate to the capital account balance of each Member as of the beginning of the fiscal period. For the period ended March 31, 2002, the Preferred Return was 3.07%. The Incentive Allocation will apply only to net profits for the applicable fiscal period that exceed both: (i) the Preferred Return for the fiscal period; and (ii) any balance in a “Loss Recovery Account,” as defined in the Fund’s registration statement, established for each Member. A Special Advisory Account has been established by the Fund for crediting any Incentive Allocation due to the Special Advisory Member. The Incentive Allocation will be debited from each Member’s capital account and credited to the Special Advisory Account. Generally, the Incentive Allocation will be made as of the end of each calendar year, effective December 31, 2002, and upon the repurchase of any Member’s interest (or portion thereof). For the period ended March 31, 2002, there was no Incentive Allocation earned.

 	Each Board member who is not an employee of the Adviser, or one of its affiliates, receives an annual retainer of $5,333, plus a fee for each meeting attended. Additionally, these Board members are reimbursed by the Fund for all reasonable out of pocket expenses. Total amounts expensed related to Board members by the Fund for the period ended March 31, 2002 were $12,000.

-9- OPPENHEIMER TREMONT MARKET NEUTRAL FUND, LLC NOTES TO FINANCIAL STATEMENTS MARCH 31, 2002 (CONTINUED) -------------------------------------------------------------------------------- 3. MANAGEMENT FEE, INCENTIVE ALLOCATION, RELATED PARTY TRANSACTIONS AND OTHER (CONTINUED)
 	PFPC Trust Company (an affiliate of PNC Bank, N.A.) serves as custodian of the Fund’s assets and provides custodial services for the Fund.

 	PFPC Inc. (also an affiliate of PNC Bank, N.A.) serves as accounting and investor processing agent to the Fund and in that capacity provides accounting, tax and Member related services. PFPC Inc. receives a monthly fee primarily based upon the average net assets of the Fund, subject to a minimum monthly fee. Additionally, the Fund reimburses all reasonable out of pocket expenses incurred by PFPC Inc.

 	Under the terms of an investor servicing agreement (the ” Investor Servicing Agreement”) between the Fund and OppenheimerFunds Distributor, Inc. (the “Distributor”), the Distributor is authorized to retain brokers, dealers and certain financial advisers (“Investor Service Providers”) to provide ongoing investor services and account maintenance services to Members that are their customers. Under the Investor Servicing Agreement, the Fund pays a fee to the Distributor to reimburse it for payments made to Investor Service Providers. This fee is paid quarterly and, with respect to each Investor Service Provider, shall not exceed the lesser of: (i) .50% (on an annualized basis) of the aggregate value of outstanding Interests held by investors that receive services from the Investor Service Provider, determined as of the last day of the calendar quarter (before any repurchases of Interests or Incentive Allocation and the Management Fee); or (ii) the Distributor’s actual payments to the Investor Service Provider. The Distributor is entitled to reimbursement under the Investor Servicing Agreement for any payments it may make to any affiliated Investor Service Providers.

4. SECURITIES TRANSACTIONS
 	Aggregate purchases of Investment Funds for the period ended March 31, 2002, amounted to $24,900,000.

 	At March 31, 2002, the cost of investments for Federal income tax purposes was substantially the same as the cost for financial reporting purposes. At March 31, 2002, accumulated net unrealized appreciation on investments was $376,650 consisting of $469,828 gross unrealized appreciation and $93,178 gross unrealized depreciation.

-10- OPPENHEIMER TREMONT MARKET NEUTRAL FUND, LLC NOTES TO FINANCIAL STATEMENTS MARCH 31, 2002 (CONTINUED) -------------------------------------------------------------------------------- 5. INVESTMENTS IN INVESTMENT FUNDS
 	As of March 31, 2002, the Fund had investments in Investment Funds, none of which were related parties. The Fund’s investments at March 31, 2002 are summarized below based on the investment objective of each specific Investment Fund.

INVESTMENT OBJECTIVE COST VALUE -------------------- ---- ----- Convertible Arbitrage $ 3,735,000 $ 3,764,991 Distressed 996,000 1,029,255 Equity Market Neutral 3,610,500 3,726,923 Event Driven 3,486,000 3,546,225 Fixed Income Arbitrage 2,490,000 2,570,478 Long/Short Equity 3,735,000 3,656,038 Multi-Arbitrage 5,104,500 5,223,887 Risk Arbitrage 1,743,000 1,758,853 ------------------------------------ TOTAL $ 24,900,000 $ 25,276,650 ==================================== -11- OPPENHEIMER TREMONT MARKET NEUTRAL FUND, LLC NOTES TO FINANCIAL STATEMENTS MARCH 31, 2002 (CONTINUED) -------------------------------------------------------------------------------- 5. INVESTMENTS IN INVESTMENT FUNDS (CONTINUED)
 	The following table lists the Fund’s investments in Investment Funds as of March 31, 2002. The agreements related to investments in Investment Funds provide for compensation to the general partners/managers in the form of management fees of 1% to 2% (per annum) of net assets and performance incentive fees or allocations of 20% of net profits earned. The Investment Funds provide for periodic redemptions ranging from monthly to annually with lock up provisions of up to one year from initial investment. Detailed information about the Investment Funds’ portfolios is not available.

                                                                      UNREALIZED
                                                                     APPRECIATION                    % OF
                                                                    (DEPRECIATION)                  MEMBERS'
INVESTMENT FUND                                      COST           ON INVESTMENTS      VALUE        CAPITAL      LIQUIDITY
---------------                                      ----           --------------      -----       --------      ---------

Amaranth Partners, LLC                            $ 2,116,500         $  74,018      $ 2,190,518      8.70%       Quarterly
AQR Global Stock Selection
   Institutional Fund, L.P.                         1,369,500            68,892        1,438,392      5.72%       Quarterly
Canyon Value Realization Fund, L.P.                 1,494,000            50,824        1,544,824      6.14%       Quarterly
Clinton Arbitrage Fund, L.P.                          996,000            16,035        1,012,035      4.02%        Monthly
Forest Fulcrum Fund, L.P.                           1,245,000            (8,761)       1,236,239      4.91%        Monthly
Forstmann Partners II, L.P.                         1,245,000           (43,000)       1,202,000      4.78%       Quarterly
Gruss Arbitrage Partners, L.P.                      1,743,000            15,853        1,758,853      6.99%       Quarterly
Halcyon Event Driven Strategies
   Fund, L.P.                                       1,743,000            49,831        1,792,831      7.12%       Annually
Highline Capital Partners QP, L.P.                  1,245,000           (30,781)       1,214,219      4.82%       Quarterly
Jemmco Partners, L.P.                               1,245,000            33,175        1,278,175      5.08%       Quarterly
Liberty View Fund LLC                               1,494,000            (5,455)       1,488,545      5.91%       Quarterly
Oak Hill CCF Partners, L.P.                         1,494,000            64,443        1,558,443      6.19%       Quarterly
Pan Capital LLC                                     1,245,000            (5,181)       1,239,819      4.92%       Annually
ReCap Partners, L.P.                                  996,000            33,255        1,029,255      4.09%       Quarterly
Sage Capital L.P.                                   1,245,000            19,136        1,264,136      5.02%       Quarterly
Seneca  Capital, L.P.                               1,743,000            10,394        1,753,394      6.96%       Annually
The Advent Convertible Arbitrage
   Fund, L.P.                                       1,245,000            19,616        1,264,616      5.02%       Quarterly
Titan Volatility Fund L.P.                            996,000            14,356        1,010,356      4.01%        Monthly
                                               ----------------------------------------------------------------
TOTAL                                             $24,900,000         $ 376,650      $25,276,650    100.40%

OTHER LIABILITIES, LESS ASSETS                                                          (101,823)    (0.40%)
                                                                                   ----------------------------

MEMBERS' CAPITAL                                                                     $25,174,827    100.00%
                                                                                   ============================
-12- OPPENHEIMER TREMONT MARKET NEUTRAL FUND, LLC NOTES TO FINANCIAL STATEMENTS MARCH 31, 2002 (CONTINUED) -------------------------------------------------------------------------------- 6. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK In the normal course of business, the Investment Funds in which the Fund invests trade various financial instruments and enter into various investment activities with off-balance sheet risk. These include, but are not limited to, short selling activities, writing option contracts, contracts for differences, and equity swaps. The Fund's risk of loss in these Investment Funds is limited to the value of these investments reported by the Fund. 7. FINANCIAL HIGHLIGHTS The following represents the ratios to average net assets and other supplemental information for the period indicated:

                                                                  PERIOD FROM JANUARY 2, 2002
                                                                 (COMMENCEMENT OF OPERATIONS)
                                                                       TO MARCH 31, 2002

         Ratio of net investment loss to average net assets                 -2.27%*
         Ratio of expenses to average net assets                             2.29%*
         Total return                                                         .94%**
         Net asset value at the end of period                            $25,174,827

         *   Annualized.
         **  Total return  assumes a purchase of an interest in the Fund on the first day and a sale  of that  same  interest  on the  last  day of the  period  noted,  after
             Incentive  Allocation  to the  Special  Advisory  Member,  if any,  and does not reflect the deduction of sales loads, if any,  incurred when  subscribing to the
             Fund. Total returns for a period of less than a full year are not annualized.
8. SUBSEQUENT EVENTS
 	Effective April 1, 2002, the Fund received initial contributions from Members of approximately $97,556.

-13- APPENDIX A

Sales Load Waivers

In certain cases, the initial sales load that applies to purchases of Interests may be waived in recognition of the realization of the economies of sales efforts by OppenheimerFunds Distributor, Inc., (“OFDI”), or by dealers or other financial institutions that offer Interests to certain classes of investors.

For the purposes of some of the waivers described below and as described in the prospectus, the term “Retirement Plan” refers to the following types of plans:

(1) plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code, (2) non-qualified deferred compensation plans, (3) employee benefit plans1 (4) Group Retirement Plans2 (5) 403(b)(7) custodial plan accounts (6) Individual Retirement Accounts ("IRAs"), including traditional IRAs, Roth IRAs, SEP-IRAs, SARSEPs or SIMPLE plans

The interpretation of these provisions as to the applicability of a waiver in a particular case is in the sole discretion of OFDI. These waivers may be amended or terminated at any time by the Fund, OFDI, and/or OppenheimerFunds, Inc. (“OFI”). Waivers must be requested by the investor and/or the investor’s broker or dealer at the time of purchase.

__________
1.	An “employee benefit plan” means any plan or arrangement, whether or not it is “qualified” under the Internal Revenue Code, under which Interests are purchased by a fiduciary or other administrator for the account of participants who are employees of a single employer or of affiliated employers. These may include, for example, medical savings accounts, payroll deduction plans or similar plans. The fund accounts must be registered in the name of the fiduciary or administrator purchasing the shares for the benefit of participants in the plan.

2.	The term “Group Retirement Plan” means any qualified or non-qualified retirement plan for employees of a corporation or sole proprietorship, members and employees of a partnership or association or other organized group of persons (the members of which may include other groups), if the group has made special arrangements with OFDI and all members of the group participating in (or who are eligible to participate in) the plan to purchase Interests through a single investment dealer, broker or other financial institution designated by the group. Such plans include 457 plans, SEP-IRAs, SARSEPs, SIMPLE plans and 403(b) plans other than plans for public school employees. The term “Group Retirement Plan” also includes qualified retirement plans and non-qualified deferred compensation plans and IRAs that purchase Interests through a single investment dealer, broker or other financial institution that has made special arrangements with OFDI enabling those plans to purchase Interests.

II. Waivers of Sales Load

A. Waivers of Sales Load for CertainPurchasers.

Interests purchased by the following investors are not subject to any sales load (and no commissions to brokers or dealers are paid by OFDI on such purchases):

|_| OFI or its affiliates. |_| Present or former officers,
 	directors, trustees and employees (and their “immediate families”) of the Fund, OFI and its affiliates, and retirement plans established by them for their employees. The term “immediate family” refers to one’s spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling’s spouse, a spouse’s siblings, aunts, uncles, nieces and nephews; relatives by virtue of a remarriage (step-children, step-parents, etc.) are included.

        |_| Registered management investment companies, or separate accounts of insurance companies having an agreement with OFI or OFDI for that purpose.

        |_| Dealers or brokers that have a sales agreement with OFDI, if they purchase Interests for their own accounts or for retirement plans for their employees.

        |_| Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to OFDI) or with OFDI. The purchaser must certify to OFDI at the time of purchase that the purchase is for the purchaser’s own account (or for the benefit of such employee’s spouse or minor children).

        |_| Dealers, brokers, banks or registered investment advisers that have entered into an agreement with OFDI providing specifically for the use of Interests in particular investment products made available to their clients. Those clients may be charged a transaction fee by their dealer, broker, bank or adviser for the purchase or sale of Interests.

        |_| Investment advisers and financial planners who have entered into an agreement for this purpose with OFDI and who charge an advisery, consulting or other fee for their services and buy Interests for their own accounts or the accounts of their clients.

        |_| “Rabbi trusts” that buy Interests for their own accounts, if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with OFDI for those purchases.

        |_| Clients of investment advisers or financial planners (who have entered into an agreement for this purpose with OFDI) who buy Interests for their own accounts may also purchase Interests without a sales load but only if their accounts are linked to a master account of their investment adviser or financial planner on the books and records of the broker, agent or financial intermediary with which OFDI has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing Interests.

        |_| Directors, trustees, officers or full-time employees of OpCap Advisers or its affiliates, their relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns Interests for those persons.

        |_| Accounts for which Oppenheimer Capital (or its successor) is the investment adviser (OFDI must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such accounts.

        |_| A unit investment trust that has entered into an appropriate agreement with OFDI.

        |_| Dealers, brokers, banks, or registered investment advisers that have entered into an agreement with OFDI to sell Interests to defined contribution employee retirement plans for which the dealer, broker or investment adviser provides administration services.

        |_| Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections 401(a), 401(k), 403(b) or 457 of the Internal Revenue Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with OFDI for those purchases.

B. Waivers of Sales Load in CertainTransactions.

Interests issued or purchased in the following transactions are not subject to sales loads (and no commissions to brokers or dealers are paid by OFDI on such purchases):

        |_| Interests issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Fund is a party.

        |_| Interests purchased by the reinvestment of distributions reinvested from the Fund [or other Oppenheimer funds (other than Oppenheimer Cash Reserves) or unit investment trusts for which reinvestment arrangements have been made with the Distributor].

        |_| Interests purchased through a broker-dealer that has entered into a special agreement with OFDI to allow the broker’s customers to purchase and pay for Interests using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by OFI or any of its subsidiaries) on which an initial sales charge was paid. [This waiver also applies to shares purchased by exchange of shares of Oppenheimer Money Market Fund, Inc. that were purchased and paid for in this manner.] This waiver must be requested when the purchase order is placed for Interests, and OFDI may require evidence of qualification for this waiver.

        |_| Interests purchased with the proceeds of maturing principal units of any Qualified Unit Investment Liquid Trust Series.

        |_| Interests purchased by the reinvestment of loan repayments by a participant in a Retirement Plan for which OFI or an affiliate acts as sponsor.

N-1A\Tremont\Tremont Mkt Neutral Fund LLC\2002\SAI_2002 72902

__________

14 The calculation of a particular exempt organization’s UBTI would also be affected if it incurs indebtedness to finance its investment in the Fund. An exempt organization is required to make estimated tax payments with respect to its UBTI.

15 Certain exempt organizations which realize UBTI in a taxable year will not constitute “qualified organizations” for purposes of Section 514(c)(9)(B)(vi)(I) of the Code, pursuant to which, in limited circumstances, income from certain real estate partnerships in which such organizations invest might be treated as exempt from UBTI. A prospective tax-exempt Member should consult its tax adviser in this regard. 16 New York State (but not New York City) generally exempts from corporate franchise tax a non-New York corporation which (i) does not actually or constructively own a 1% or greater limited partnership interest in a partnership doing business in New York and (ii) has a tax basis in such limited partnership interest not greater than $1 million.